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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AUXILIUM PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice of Annual Meeting and Proxy Statement March 21, 2013

AUXILIUM PHARMACEUTICALS, INC.
640 Lee Road
Chesterbrook, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1, 2013

        The 2013 Annual Meeting of Stockholders (the "Meeting") of Auxilium Pharmaceuticals, Inc., a Delaware corporation (the "Company" or "Auxilium"), will be held at its offices at 640 Lee Road, Chesterbrook, Pennsylvania 19087 on Wednesday, May 1, 2013, at 8:30 a.m., local time. The purpose of the Meeting shall be to consider and act upon the following matters:

(1)
To elect seven directors to serve as the Company's Board of Directors (the "Board") until the Company's 2014 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

(2)
To ratify the selection by the Audit and Compliance Committee of the Board of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013;

(3)
To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the Proxy Statement for the Meeting; and

(4)
To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

        The holders (the "Stockholders") of the Company's common stock of record at the close of business on March 11, 2013, are entitled to notice of, and to vote at, the Meeting, or any adjournments or postponements thereof. A complete list of such Stockholders will be open to the examination of any Stockholder at the Company's principal executive offices at 640 Lee Road, Chesterbrook, Pennsylvania 19087, for a period of 10 days prior to the Meeting and on the day of the Meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED RETURN ENVELOPE IS MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors,
Andrew I. Koven Secretary
Chesterbrook, Pennsylvania March 21, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
MEETING TO BE HELD ON MAY 1, 2013

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K ("Form 10-K") for the fiscal year ended December 31, 2012, which Form 10-K, together with the additional cover materials attached thereto, constitutes our 2012 Annual Report to Stockholders, are available at http://ir.auxilium.com.

 AUXILIUM PHARMACEUTICALS, INC.
640 Lee Road
Chesterbrook, Pennsylvania 19087

 PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1, 2013

ANNUAL MEETING OF STOCKHOLDERS

        We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the "Board") of Auxilium Pharmaceuticals, Inc. (referred to herein as the "Company", "Auxilium", "we", "us" or "our") is soliciting your proxy to vote at our 2013 Annual Meeting of Stockholders to be held on Wednesday, May 1, 2013 (the "Meeting"), at our offices at 640 Lee Road, Chesterbrook, Pennsylvania 19087, at 8:30 a.m., local time, and at any adjournments or postponements thereof.

  •
  This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

  •
  The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

        In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We have retained outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

        We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxy Card to our stockholders of record as of March 11, 2013 (the "Record Date") for the first time on or about March 21, 2013. In this mailing, we are also including our Annual Report on Form 10-K ("Form 10-K") for the fiscal year ended December 31, 2012 ("Fiscal 2012"), which Form 10-K, together with the additional cover materials attached thereto, constitutes our 2012 Annual Report to Stockholders ("2012 Annual Report"). In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the 2012 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date.

Information About the Meeting

When is the Meeting?

        The Meeting will be held at 8:30 a.m., local time, on Wednesday, May 1, 2013.

Where is the Meeting?

        The Meeting will be held at our offices at 640 Lee Road, Chesterbrook, Pennsylvania 19087.

What is the purpose of the Meeting?

        At the Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting of Stockholders and any other matters that properly come before the Meeting or any adjournments or postponements thereof.

Who can attend the Meeting?

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. All stockholders must check in at the registration desk at the Meeting.

What constitutes a quorum?

        A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The presence at the Meeting, in person or by proxy, of the holders entitled to cast at least a majority of votes which all stockholders are entitled to cast as of the Record Date will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Meeting for purposes of calculating whether a quorum is present. On the Record Date, there were 49,304,854 shares of our common stock outstanding.

What are the recommendations of the Board?

        Unless you instruct otherwise on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board. The Board's recommendations are set forth below.

  •
  Proposal 1: Election of Directors—FOR ALL NOMINEES;

  •
  Proposal 2: FOR the ratification of the selection by the Audit and Compliance Committee of the Board (the "Audit Committee") of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 ("Fiscal 2013"); and

  •
  Proposal 3: FOR approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the "SEC"), including the compensation discussion and analysis, the compensation tables and any related materials disclosed in this Proxy Statement.

        The proxy holders will vote in their own discretion with respect to any other matter that properly comes before the Meeting or any adjournments or postponements thereof.

Information About Voting

Who can vote at the Meeting?

        All stockholders of record at the close of business on the Record Date, March 11, 2013, are entitled to vote at the Meeting and any adjournments or postponements of the Meeting.

What are the voting rights of the holders of the common stock?

        Holders of our common stock will vote on all matters to be acted upon by the stockholders at the Meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the Meeting.

How do I vote?

        You may attend the Meeting and vote in person. Alternatively, you may vote your shares by proxy by mail. To vote by mail, simply complete, sign and date your Proxy Card and return it in the postage-paid return envelope provided for receipt by us prior to May 1, 2013 (Proxy Cards received on or after May 1, 2013 (i.e., the Meeting date) will not be counted). Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Meeting or any adjournments or postponements thereof.

        If you want to vote in person at the Meeting and you hold shares of our common stock in street name, you must obtain a Proxy Card from your broker and bring that Proxy Card to the Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the Record Date and valid picture identification, such as a driver's license or passport.

Is my vote confidential?

        Yes. Proxy Cards, ballots and voting tabulations that identify stockholders are kept confidential except in certain circumstances where it is important to protect the interests of Auxilium and its stockholders.

What if I sign and return my Proxy Card but I do not indicate my preference on the Proxy Card?

        If you sign and return your Proxy Card but do not indicate how you would like your shares to be voted for a particular proposal, your shares will be voted as follows for each such proposal:

  (i)
  Proposal 1: Election of Directors—FOR ALL NOMINEES;

  (ii)
  Proposal 2: FOR the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2013; and

  (iii)
  Proposal 3: FOR approval, on an advisory basis, of the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in this Proxy Statement.

        As to other matters as may properly come before the Meeting or any adjournments or postponements thereof, the persons named on the Proxy Card will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my Proxy Card?

        Yes. Even after you have submitted your Proxy Card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Auxilium either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and request to recast your vote. Attendance at the Meeting will not, by itself, revoke a previously granted proxy. For information regarding how to vote in person, see "How do I vote?" above.

What vote is required to approve each proposal?

        Proposal 1: Election of Directors. The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. A plurality means that the seven nominees receiving the most votes for election to a director position are elected as directors. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. Thus, the seven candidates with the most affirmative votes will be elected at the Meeting.

        In accordance with the requirements of our bylaws (the "Bylaws"), if a quorum is present at the Meeting, in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from and "against" his or her election than votes "for" such election (a "Majority Withheld Vote") must promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee of the Board (the "Nominating and Corporate Governance Committee") will then consider such director's resignation and recommend to the Board whether to accept such resignation. The Board must act on the Nominating and Corporate Governance Committee's recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose its decision as to whether the director's resignation was accepted (and the reasons for rejecting the resignation offer, if applicable) on a Current Report on Form 8-K. Any director who tenders his or her resignation pursuant to this provision of our Bylaws shall not participate in the Nominating and Corporate Governance Committee's recommendation or the Board's action regarding whether to accept the resignation offer. However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote must appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers. An "uncontested election" means an election in which the number of nominees for election to the

Board does not exceed the number of directors to be elected, determined as of a date that is 14 days in advance of the date that we filed this definitive Proxy Statement (regardless of whether or not thereafter revised or supplemented) with the SEC.

        Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for Fiscal 2013, provided a quorum is present in person or by proxy. Abstentions and broker non-votes will count in the tabulations of votes cast on this proposal and will have the effect of a vote against for purposes of determining whether the proposal is approved.

        Proposal 3: Advisory Vote on Executive Compensation. Because the vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee of the Board. The Board of Directors and the Compensation Committee of the Board, which is comprised of independent directors, value the opinions of the Company's stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

What is a broker non-vote?

        A broker non-vote occurs when a broker submits a Proxy Card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name"), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include matters such as the election of directors, the approval of, and amendments to, stock plans and the approval of an amendment to a company's bylaws. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on non-routine matters and may not be voted on routine matters. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum present at the meeting for the purpose of transacting business.

Will a proxy solicitor be used?

        Yes. The Company has engaged Georgeson Inc. to assist in the solicitation of proxies for the Meeting. The Company estimates that the fee for this service will be $12,500. We will also reimburse Georgeson, Inc. for reasonable administrative and out-of-pocket expenses incurred in connection with the solicitation.

Who can help answer my other questions?

        If you have more questions about the Meeting, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Georgeson Inc., our proxy solicitor, toll free at (877) 797-1153. If your broker, dealer, commercial bank, trust company or other nominee holds your shares, you should also call your broker, dealer, commercial bank, trust company or other nominee for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

        The Notice of Annual Meeting of Stockholders, Proxy Statement and Form 10-K, which Form 10-K, together with the additional cover materials attached thereto, constitutes our 2012 Annual Report, are available at http://ir.auxilium.com.

DISCUSSION OF PROPOSALS

Proposal 1: Election of Directors

        At the Meeting, seven directors are to be elected to hold office until the next Annual Meeting of Stockholders after his or her election or until his or her resignation or removal.

        The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. A plurality means that the seven nominees receiving the most votes for election to a director position are elected as directors. Votes may be cast (i) FOR ALL NOMINEES, (ii) WITHHOLD FOR ALL NOMINEES or (iii) FOR ALL NOMINEES except as noted by you on the appropriate portion of your Proxy Card. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. Thus, the seven candidates with the most FOR votes will be elected at the Meeting.

        In accordance with the requirements of our Bylaws, if a quorum is present at the Meeting, in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from and "against" his or her election than votes "for" such election (a "Majority Withheld Vote") must promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee of the Board (the "Nominating and Corporate Governance Committee") will then consider such director's resignation and recommend to the Board whether to accept such resignation. The Board must act on the Nominating and Corporate Governance Committee's recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose its decision as to whether the director's resignation was accepted (and the reasons for rejecting the resignation offer, if applicable) on a Current Report on Form 8-K. Any director who tenders his or her resignation pursuant to this provision of our Bylaws shall not participate in the Nominating and Corporate Governance Committee's recommendation or the Board's action regarding whether to accept the resignation offer. However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote must appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers. An "uncontested election" means an election in which the number of nominees for election to the Board does not exceed the number of directors to be elected, determined as of a date that is 14 days in advance of the date that we filed this definitive Proxy Statement (regardless of whether or not thereafter revised or supplemented) with the SEC.

        The names and biographies of the nominees for election to our Board appear below. Each of these nominees is currently a member of the Board. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that the named nominees will be unable to serve if elected. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

	Age	Served as a Director Since	Position with Auxilium
Rolf A. Classon	67	May 2004	Chairman of the Board
Adrian Adams	62	December 2011	Chief Executive Officer, President and Director
Peter Brandt.	56	December 2010	Director
Oliver S. Fetzer, Ph.D.	48	December 2005	Director
Paul A. Friedman, M.D.	70	June 2010	Director
Nancy S. Lurker	55	June 2011	Director
William T. McKee	51	March 2009	Director

        The principal occupations and business experience, for at least the past five years, and the key experience, attributes and qualifications of each director nominee are as follows:

        Rolf A. Classon joined our Board in May 2004 and was appointed as the Chairman of our Board in April 2005. He formerly served as Vice Chairman from March 2005 to April 2005. Mr. Classon currently serves as Chairman of the Board of Directors of Hill-Rom Corporation, where he also served as Interim CEO from May 2005 until March 2006. Mr. Classon also currently serves as Chairman of the Board of Directors of Tecan Group Ltd. and as a member of the Board of Directors of Fresenius Medical Care. He also served as a member of the Board of Directors of Enzon Pharmaceuticals, Inc. from January 1997 until May 2011 and as Chairman of the Board of Directors and an independent director of EKR Therapeutics, Inc. from May 2011 until October 2011. From October 2002 until July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. Between 1995 and 2002, he served as President of Bayer Diagnostics, and from 1991 to 1995, he served as Executive Vice President of Bayer Diagnostics. Prior to that, he held various management positions with Pharmacia Corporation. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg School of Engineering in 1965 and a Business Degree from the Gothenburg University in 1969. With over 40 years in the pharmaceutical industry, Mr. Classon brings valuable insights into all facets of our business. In addition, as a result of Mr. Classon's years of board experience for numerous companies, he brings valuable knowledge of corporate governance and provides valuable oversight.

        Adrian Adams has served as our President and Chief Executive Officer and as a director since December 2011. Prior to joining Auxilium, he served as Chief Executive Officer and Chairman of the Board of Directors of Neurologix, Inc. from September 2011 until November 2011. Previously, he served as President and Chief Executive Officer and as a director of Inspire Pharmaceuticals, Inc. from February 2010 until May 2011, at which time Inspire was acquired by Merck & Co., Inc. Prior to joining Inspire, Mr. Adams served as President and Chief Executive Officer of Sepracor Inc. from March 2007 until February 2010, at which time Sepracor was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to joining Sepracor, Mr. Adams was President and Chief Executive Officer of Kos Pharmaceuticals, Inc. from 2002 until its acquisition by Abbott Laboratories in December 2006. Mr. Adams was appointed Chairman of the Board of Directors of AcelRx Pharmaceuticals, Inc. in February 2013 and recently served on the Board of Directors of Amylin Pharmaceuticals, Inc., from October 2007 to August 2012. With over 30 years' experience in the pharmaceutical industry, including extensive prior experience as a public company chief executive, Mr. Adams brings vision, leadership and proven experience in growing organizations, driving corporate development activities and successfully building pipelines to create value for stockholders.

        Peter C. Brandt has served as one of our directors since December 2010. Since February 2011, Mr. Brandt has served on the Board of Directors and, in December 2012, became Chairman of the Board of Directors of ePocrates, Inc. Also, from November 2011 until March 2012, Mr. Brandt served as interim Chief Executive Officer and President of ePocrates, Inc. Also, since September 2010, Mr. Brandt has served on the Board of Directors of Rexahn Pharmaceuticals, Inc. Mr. Brandt was most recently President and Chief Executive Officer of Noven Pharmaceuticals, a specialty pharmaceutical company. He served as President, Chief Executive Officer, and as a member of the Board of Directors from early 2008 to late 2009, at which time Noven was acquired by Hisamitsu. Before leading Noven, Mr. Brandt was the President of U.S. Pharmaceuticals Operations at Pfizer in 2006. Prior to leading Pfizer's U.S. Pharmaceuticals Operations, Mr. Brandt held roles at Pfizer with both operational responsibilities—as President of Latin America Pharmaceuticals Operations—and global pharmaceuticals staff responsibilities—as Senior Vice President of Finance, Information Technology, Planning and Business Development, and Pfizer Health Solutions. Mr. Brandt began his 28-year career at Pfizer in Finance. Mr. Brandt holds a BA from the University of Connecticut and an MBA from the Columbia School of Business. Through his years of experience in the pharmaceutical industry, Mr. Brandt brings valuable strategic development, corporate leadership, operations and finance experience to the Board.

        Oliver S. Fetzer, Ph.D., has served as one of our directors since December 2005. In April 2009, Dr. Fetzer was appointed President, Chief Executive Officer and a member of the Board of Directors of Cerulean Pharma Inc. Since April 2011, Dr. Fetzer has served as a member of the Board of Directors of Tecan Group Ltd. From July 2004 until September 2007, Dr. Fetzer served as Senior Vice President, Corporate Development and Research & Development at Cubist Pharmaceuticals, Inc. From January 2003 to July 2004, he served as Cubist Pharmaceuticals, Inc.'s Senior Vice President, Corporate Development and Chief Business Officer and, from July 2002 until January 2003, he served as its Senior Vice President, Business Development. Before his time at Cubist Pharmaceuticals, Inc., commencing in 1993, Dr. Fetzer held various positions of increasing responsibility at the Boston Consulting Group (BCG), a leading management consulting firm, including Consultant, Project Leader, Manager and Vice President and Director. Dr. Fetzer received a B.S. in Biochemistry from the College of Charleston (South Carolina), a Ph.D. in Pharmaceutical Sciences from the Medical University of South Carolina and an M.B.A. from Carnegie Mellon University. Through his years of experience as an executive in the pharmaceutical industry, Dr. Fetzer brings valuable strategy and corporate development, drug discovery and development, medical affairs and project management experience to the Board.

        Paul A. Friedman, M.D., has served as one of our directors since June 2010. Dr. Friedman has served as Chief Executive Officer and a director of Incyte Corporation since 2001. From 1994 to 1998, Dr. Friedman served as President of Research & Development for the DuPontMerck Pharmaceutical Company; and from 1998 to 2001 as President of DuPont Pharmaceuticals Research Laboratories, a wholly owned subsidiary of the DuPont Company. From 1991 to 1994, he served as Senior Vice President at Merck Research Laboratories. Prior to his tenures at Merck and DuPont, Dr. Friedman was an Associate Professor of Medicine and Pharmacology at Harvard Medical School. Dr. Friedman is a diplomat of the American Board of Internal Medicine and a member of the American Society of Clinical Investigation. Dr. Friedman was a director of Bausch & Lomb Incorporated from June 2004 until its acquisition in October 2007 and a director of Sirtris Pharmaceuticals, Inc. from March 2008 until its acquisition in June 2008. He received his A.B. in Biology from Princeton University and his M.D. from Harvard Medical School. Dr. Friedman's more than 20 years of experience in the pharmaceutical industry brings management and research and development expertise to the Board. In addition, his experience as a director of another publicly held life sciences company brings further oversight and corporate governance experience to the Board.

        Nancy S. Lurker has served as one of our directors since June 2011. She has served as Chief Executive Officer and a director of PDI, Inc. ("PDI") since November 2008. Prior to joining PDI, Ms. Lurker was Senior Vice President and Chief Marketing Officer of Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, where she oversaw a product portfolio in multiple therapeutic areas from June 2006 to December 2007. Prior to that, she served as President and Chief Executive Officer of ImpactRx, Inc. since 2003. From 2000 to 2003, Ms. Lurker served as Group Vice President—Global Primary Care Products for Pharmacia Corporation and as Global and US Vice-President for Detrol from 1998-2000 at Pharmacia. From 1984 to 1998, Ms. Lurker rose from senior sales representative at Bristol Myer Squibb to various product management and business development positions, ultimately becoming Senior Director-Worldwide Cardiovascular Franchise Management of Bristol-Myers Squibb. Ms. Lurker was a director of Elan Pharmaceuticals during 2005 and 2006; and of ConjuChem Biotechnologies Inc. from 2004 to 2006. Ms. Lurker received a B.S. in Biology with high honors from Seattle Pacific University and an M.B.A. from the University of Evansville. Ms. Lurker's more than 25 years of experience in the life sciences industry brings valuable commercial, operations and general management experience to the Board. In addition, her experience as a director of other publicly held life sciences companies brings further oversight and corporate governance experience to the Board.

        William T. McKee has served as one of our directors since March 2009. Mr. McKee served as Chief Operating Officer and Chief Financial Officer for EKR Therapeutics, Inc. ("EKR") from July 2010 until June 2012 when EKR was sold to Cornerstone Therapeutics Inc. ("Cornerstone"). He has served as a financial consultant to Cornerstone from June 2012 to the present. Until March 2010, Mr. McKee served as the Executive Vice President and Chief Financial Officer of Barr Pharmaceuticals, LLC, a subsidiary of Teva Pharmaceutical Industries Limited ("Teva") and the successor entity to Barr Pharmaceuticals, Inc. ("Barr"), an NYSE listed company, which was acquired by Teva in December 2008. Mr. McKee was also Executive Vice President and Chief Financial Officer of Barr prior to its acquisition by Teva, after having served in positions of increasing responsibility at Barr from 1995 until its acquisition. Prior to joining Barr, Mr. McKee served as Director of International Operations and Vice President-Finance at Absolute Entertainment, Inc. from June 1993 until December 1994. From 1990 until June 1993, Mr. McKee worked at Gramkow & Carnevale, CPA's, and from 1983 until 1990, he worked at Deloitte & Touche. Mr. McKee received his Bachelor of Business Administration degree from the University of Notre Dame. Through his years of experience as a chief financial officer and a public accountant, Mr. McKee provides valuable financial and leadership experience to the Board.

THE BOARD BELIEVES THAT THE ELECTION OF THE NOMINEES FOR DIRECTOR IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND, THEREFORE, THE BOARD RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR DIRECTOR.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

        Subject to ratification by our stockholders, the Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2013. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since October 2005. PricewaterhouseCoopers LLP has informed us it is not aware of any independence-related relationships between its firm and us other than the professional services discussed in "Independent Registered Public Accounting Firm Fees and Other Matters" below. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2013. Votes may be cast (i) FOR, (ii) AGAINST, or (iii) ABSTAIN. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against for purposes of determining whether the proposal is approved. Broker non-votes are not counted as votes cast or shares voting on this proposal and will have no effect on the voting on this proposal.

        Although stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by law, the Board believes that it is desirable to give our stockholders the opportunity to ratify this selection. If this Proposal 2 is not approved at the Meeting, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is advisable.

        One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and will have an opportunity to make a statement and respond to appropriate questions from our stockholders.

THE BOARD BELIEVES THAT THE AUDIT COMMITTEE'S SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013 IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND, THEREFORE, THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

Independent Registered Public Accounting Firm Fees and Other Matters

        Aggregate "Audit Fees" and "Audit-Related Fees" paid to PricewaterhouseCoopers LLP, our independent registered public accounting firm, for professional services rendered with respect to Fiscal 2012 and for the fiscal year ended December 31, 2011 ("Fiscal 2011") were $845,000 and $675,000, respectively. These amounts consist of fees paid for professional services rendered with respect to the audit of our consolidated financial statements for Fiscal 2012 and 2011, the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees associated with comfort letters, consents and assistance with and review of documents filed with the SEC. In addition, "All Other Fees" paid to PricewaterhouseCoopers LLP during Fiscal 2012 and 2011 amounted to $388,807 and $1,800, respectively, and principally represented advisory and internal control services related to evaluation of potential acquisition candidates, the implementation of document and learning management systems, and other services. There were no "Tax Fees" paid to PricewaterhouseCoopers LLP during Fiscals 2012 and 2011. The following table summarizes the fees that we paid to PricewaterhouseCoopers LLP for Fiscal 2012 and Fiscal 2011:

	Fiscal 2012	Fiscal 2011
Audit Fees	$735,000	$675,000
Audit-Related Fees	110,000	0
Tax Fees	0	0
All Other Fees	388,807	1,800

Total	$1,233,807	$676,800

Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next

12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        The prior approval of the Audit Committee was obtained for all services provided by PricewaterhouseCoopers LLP in Fiscal 2012 and Fiscal 2011.

Proposal 3: Advisory Vote to Approve Executive Compensation

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") gives our stockholders the right to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules. Specifically, these rules address the information we must provide in the compensation discussion and analysis, compensation tables and related disclosures included in this Proxy Statement.

        As described more fully under "Compensation Discussion and Analysis," starting on page 26, our executive compensation philosophy and programs are designed to meet our objectives of:

  •
  creating a compensation structure under which a meaningful portion of total compensation relates to our actual performance, including long-term performance, against our strategic objectives as well as named executive officer's individual performance and behavior consistent with, and in furtherance of, our core values;

  •
  providing competitive target levels of compensation for executive officers, taking into account the compensation paid in the marketplace at comparable companies and the compensation paid by members of our peer group;

  •
  encouraging the accumulation and maintenance of meaningful equity ownership, and alignment of executive and stockholder interests, by providing compensation that ties the interests of named executive officers to those of our stockholders by linking a significant portion of executive compensation directly to changes in stockholder value; and

  •
  providing compensation that will enable us to attract, motivate and retain superior talent over the long-term.

        We believe that providing a competitive compensation package to our named executive officers is critical to our ability to achieve the foregoing objectives.

        For 2012, we exceeded our corporate performance objectives related to Testim® global revenues, net income and timing of the filing of the supplemental Biologics Licensing Application ("sBLA") for XIAFLEX® for the potential treatment of Peyronie's disease ("Peyronie's"); however, our U.S. XIAFLEX sales were below target. In determining named executive officer compensation for 2012, the Compensation Committee considered this performance against our corporate objectives, as well as each named executive officer's individual performance, macroeconomic conditions generally, our stock price appreciation, and data from peer group companies compiled by our independent compensation consultant. After reviewing the statistical data available to us, consulting its independent compensation consultant, and considering the objective and subjective metrics of performance, the Compensation Committee made the following decisions regarding named executive officer compensation for 2012:

  •
  in keeping with our pay for performance philosophy, (i) the portion of the performance-based restricted stock unit awards ("RSUs") granted to our named executive officers at the beginning of 2012 that could have been earned if we achieved a specified stretch sales target for XIAFLEX above our internal budgeted sales targets in 2012 were cancelled because we failed to achieve that stretch target, thus resulting in the forfeiture by our named executive officers of the potential to earn shares of our common stock and (ii) the portion of the performance-based RSUs granted to our named executive officers at the beginning of 2012 relating to the timing of the filing of the sBLA for XIAFLEX for the potential treatment of Peyronie's were awarded at

    125% of target due to the filing being accomplished prior to November 30, 2012, as discussed in more detail in the Compensation Discussion and Analysis under the section entitled "Long-Term Incentive Awards" starting on page 37;

  •
  the Compensation Committee determined that while 107% performance had been achieved with respect to the corporate achievement factor under the 2012 bonus plan, in view of the lack of stock price appreciation during 2012, bonus payouts to named executive officers ranged only from 85% to 100% of target, as discussed in more detail in the Compensation Discussion and Analysis under the section entitled "Short-Term Incentive Awards" starting on page 34;

  •
  special one-time cash bonuses and restricted stock grants were given to certain of our named executive officers, namely, Mr. Koven, Mr. Fickenscher and Mr. Wills (for more detail regarding these and our other named executive officers, see "EXECUTIVE COMPENSATION—Executive Officers" starting on page 24) in connection with their contributions to the execution of the co-promotion agreement with GlaxoSmithKline LLC and a special cash bonus to Mr. Wills in connection with the execution of the collaboration agreement with Actelion Pharmaceuticals Ltd., as discussed in more detail in the Compensation Discussion and Analysis under the section entitled "Special Cash and Stock Grants and Perquisites" starting on page 42; and

  •
  merit-based salary increases and stock option and RSU grants were awarded to the continuing named executive officers based on each named executive officer's 2012 performance, as discussed in more detail in the Compensation Discussion and Analysis under the sections entitled "Salary" starting on page 33 and "Long-Term Incentive Awards" starting on page 37.

        Our compensation practices emphasize rewarding our executives when they deliver targeted financial and operational results, as well as perform in a manner that is consistent with, and in furtherance of, our core values. We believe that our executive compensation program is reasonable, competitive and strongly-focused on pay for performance principles. This belief was reinforced by the significant support we received from our stockholders with respect to the compensation of our named executive officers pursuant to the advisory say-on-pay vote we conducted in June 2012. Our Compensation Committee continually evaluates our philosophy and practices in connection with the annual compensation process and we periodically and proactively engage in a dialogue with certain of our significant institutional investors to understand how stockholders view our executive compensation program. We believe that our executive compensation policies have enabled us to attract and retain talented and experienced senior executives.

        In sum, we believe that the Fiscal 2012 compensation of our named executive officers was appropriate and aligned with our Fiscal 2012 results and positions us for growth in future years. Accordingly, the Board recommends that our stockholders vote, on an advisory basis, in favor of the following resolution:

        RESOLVED, that the stockholders of Auxilium Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the Proxy Statement for the Meeting.

        While the vote is not binding on us, our Board and Compensation Committee value the opinions expressed by our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD BELIEVES THAT THE COMPENSATION PACKAGE FOR OUR NAMED EXECUTIVE OFFICERS IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND, THEREFORE, THE BOARD RECOMMENDS AN ADVISORY VOTE "FOR" THE APPROVAL OF THIS COMPENSATION PACKAGE.

Other Matters

        As of the date of this Proxy Statement, the Board does not know of any other matters that may come before the Meeting, other than as set forth in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other matters properly come before the Meeting or any adjournments or postponements thereof, it is intended that holders of the proxies will vote thereon in their discretion.

Deadline for Submission of Stockholder Proposals for the 2014 Annual Meeting of Stockholders

        Proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than the close of business on November 21, 2013 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Andrew I. Koven, Secretary of Auxilium, at the address set forth below.

        In addition, our Bylaws require that we be given advance notice of stockholder nominations for election to the Board and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 as described above). Such nominations and proposals, other than those made by or on behalf of the Board, must be made by notice in writing delivered to the Secretary at the address set forth below, and received no earlier than January 1, 2014 and no later than January 31, 2014, assuming that the 2013 Annual Meeting of Stockholders is to be held between April 11, 2014 and June 27, 2014, as we currently anticipate. In the event that the 2014 Annual Meeting of Stockholders is not held between April 11, 2014 and June 29, 2014, notice of stockholder nominees or proposals must be received no earlier than 120 days before the date of the 2014 Annual Meeting of Stockholders and no later than 90 days before the date of the 2014 Annual Meeting of Stockholders or the 10th day following our first public announcement of the date of such meeting, whichever is later. Our Bylaws also require that such notice contain certain additional information. Copies of our Bylaws can be obtained without charge from the Secretary.

        Proposals and notices mailed should be addressed to Andrew I. Koven, Secretary, Auxilium Pharmaceuticals, Inc., 640 Lee Road, Chesterbrook, PA 19087.

CORPORATE GOVERNANCE

Code of Conduct

        We have adopted a Code of Conduct that applies to all of our directors, officers and employees. Our Code of Conduct contains written standards designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct by our directors, officers and employees, including the ethical handling of actual or apparent conflicts of interest;

  •
  full, fair, accurate, timely, and understandable disclosure in reports and documents that we submit to the SEC and in our other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  the prompt internal reporting of violations of our Code of Conduct to appropriate persons or through our hotline; and

  •
  accountability for adherence to our Code of Conduct.

        Our Code of Conduct is posted on our website at www.auxilium.com under the heading "For Investors—Corporate Governance." We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct by making disclosures concerning such matters available on our web site under the heading "For Investors—Corporate Governance."

Committees and Meetings of our Board of Directors

        Board of Directors. Our Corporate Governance Guidelines provide that directors are expected to prepare for, attend and participate in all Board meetings, meetings of committees on which they serve and our Annual Meeting of Stockholders. The Board held seventeen (17) meetings during Fiscal 2012. Throughout this period, each member of the Board attended or participated in at least 75% of the aggregate of the total number of duly constituted meetings of the Board held during the period for which such person had been a director, and the total number of meetings held by all committees of the Board on which each such director served during the periods the director served. The Board has three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee, each of which operates under a charter that has been approved by the Board. Each of these charters is posted on our website at www.auxilium.com under the heading "For Investors—Corporate Governance." All of our current directors attended the 2012 Annual Meeting.

        Compensation Committee. Our Compensation Committee Charter is posted on our website at www.auxilium.com under the heading "For Investors—Corporate Governance." Our Board amended the Compensation Committee Charter on February 8, 2013, and the amended charter is attached to this proxy statement as Appendix A. Specific responsibilities of our Compensation Committee include:

  •
  establishing and periodically reviewing our compensation philosophy and the adequacy of our compensation plans and programs;

  •
  preparing our report on executive compensation for inclusion in our annual proxy statement in accordance with SEC rules and regulations;

  •
  reviewing and approving compensation of our executive officers and directors;

  •
  administering our stock incentive and employee stock purchase plans;

  •
  reviewing and making recommendations to our Board with respect to incentive compensation and equity plans; and

  •
  developing succession planning for our Chief Executive Officer and overseeing the development of succession planning for such other key positions, as the Board may direct, and, in all cases, recommending such succession planning to the Board.

        Our Compensation Committee is composed solely of "independent directors" under applicable NASDAQ listing standards. The members of our Compensation Committee are Dr. Fetzer (Chairman), Mr. Classon and Dr. Friedman. Our Compensation Committee held nine (9) meetings during Fiscal 2012.

        The Compensation Committee retained Radford, a division of AON Hewitt, as an independent compensation consulting firm during 2012. Radford reported directly to the Compensation Committee. The executive compensation consulting services provided by Radford with respect to 2012 totaled $263,434. During this time, neither Radford nor its parent AON Hewitt has provided any other services to us. The Compensation Committee has a standing directive that management may not engage Radford for any other services without Compensation Committee consent.

        Additional information about the processes and procedures the Compensation Committee follows in considering and setting executive compensation is provided under "Compensation Discussion and Analysis."

        Audit Committee. Our Audit Committee Charter is posted on our website at www.auxilium.com under the heading "For Investors—Corporate Governance." Our Audit Committee assists the Board in its oversight and review of:

  •
  our accounting and financial reporting processes;

  •
  the audits of our financial statements, including the integrity of our financial statements;

  •
  our critical accounting policies and estimates;

  •
  the effects and appropriateness of reporting non-GAAP financial measures;

  •
  risk management;

  •
  compliance;

  •
  the preparation of the report required to be included in our annual proxy statement in accordance with SEC rules and regulations;

  •
  the adequacy and effectiveness of our internal controls;

  •
  our independent auditors' qualifications and independence; and

  •
  the performance of our independent auditors.

        The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent auditors, overseeing their work and monitoring the rotation of partners on our engagement team, as required by law. All audit services and all non-audit services to be provided to us by our independent auditors must be approved in advance by the Audit Committee. The Audit Committee also discusses with management and our independent auditors the results of any annual audit and review of our quarterly financial statements.

        The current members of the Audit Committee are Mr. McKee (Chairman), Mr. Brandt, and Ms. Lurker, each of whom is an "independent director" under applicable NASDAQ listing standards. The Board has determined that Mr. McKee is an "audit committee financial expert" as required by

Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee held thirteen (13) meetings during Fiscal 2012.

        Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee Charter is posted on our website at www.auxilium.com under the heading "For Investors—Corporate Governance." Specific responsibilities of our Nominating and Corporate Governance Committee include:

  •
  identify and recommend nominees for election to our Board;

  •
  consider resignations of directors that are tendered pursuant to certain provisions of our Bylaws and determine whether to recommend to our Board that any such resignation be accepted;

  •
  develop and recommend to our Board our corporate governance principles; and

  •
  oversee the evaluation of our Board and management.

        Our Nominating and Corporate Governance Committee is composed solely of "independent directors" under applicable NASDAQ listing standards. The members of our Nominating and Corporate Governance Committee are Mr. Classon (Chairman), Dr. Fetzer, and Mr. McKee. Our Nominating and Corporate Governance Committee held three (3) meetings during Fiscal 2012.

Board Leadership Structure

        Auxilium has a board leadership structure under which the roles of Chairman of the Board and Chief Executive Officer are separate. The Board believes that it is prudent governance to separate these two functions so that the Chairman of the Board can serve as a check and balance to the Chief Executive Officer and so that the Board can exercise a strong, independent oversight function.

        Our Board is currently comprised of six independent directors and one management director, who is also our Chief Executive Officer and President. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership and are familiar with board processes. For additional information about the backgrounds and qualifications of our directors, see Proposal 1: Election of Directors in this Proxy Statement.

        Our Board has three standing committees—Audit, Compensation, and Nominating and Corporate Governance. Each of the committees is comprised solely of independent directors and has a separate, independent chair. The chair of each of these committees is responsible for directing the work of the committee in fulfilling its responsibilities, see "Committees and Meetings of our Board of Directors" in this Proxy Statement.

The Board's Role in Risk Oversight

        The Board has primary responsibility for overseeing the Company's risk management and administers its oversight responsibility for risk management directly and through its Committees, as follows:

  •
  The Audit Committee periodically discusses with management our policies and guidelines regarding risk assessment and risk management, as well as our major financial risk exposures and the policies and procedures that management has put into place to monitor and control such exposures. In addition, the Audit Committee periodically receives reports from our Chief Compliance Officer and our Director of Internal Audit on their assessments of our risk management process and the effectiveness of our systems of internal control. The Audit Committee also annually reviews our Code of Conduct. The Audit Committee meets regularly with the senior personnel performing our internal audit, our General Counsel, Chief Compliance Officer, our independent auditors and our outside counsel to review our policies and procedures regarding disclosures that may impact the financial statements and compliance with applicable laws and regulations and our Code of Conduct. The Audit Committee oversees disclosure controls and procedures, including applicable internal control over financial reporting. In addition, the Audit Committee reviews and discusses the annual report of management on the effectiveness of our internal control over financial reporting. The Audit Committee periodically reviews the monitoring systems that we have implemented with respect to compliance with applicable laws and regulations in order to assess the adequacy and proper operation of our monitoring systems and controls and procedures in bringing to the attention of the Board material compliance risks that we face as it executes on corporate strategy. The Audit Committee meets periodically with our General Counsel and our Chief Compliance Officer, and other senior personnel responsible for compliance with the applicable legal and regulatory requirements.

  •
  The Compensation and Nominating and Corporate Governance Committees oversee risks associated with their respective areas of responsibility, including, without limitation, the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.

  •
  The Board is kept apprised of each Committee's risk oversight and other activities through a report from each Committee Chairman to the full Board. These reports are presented at regular Board meetings and include discussions of Committee agenda topics, including matters involving risk oversight.

  •
  The Board considers specific risk topics, including risks associated with our strategic plan, capital structure, financing, marketing and development activities, operations, litigation, and business affairs. Management routinely informs the Board of, and the Board routinely queries management with respect to, developments that could materially affect our risk profile or other aspects of our business.

Director Candidates

        The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, retention for a fee of search firms, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

        In considering whether to recommend any particular candidate for inclusion on the Board's slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria contained in the Nominating and Corporate Governance Committee's charter. These criteria include the candidate's understanding of, and experience in, the pharmaceutical industry, understanding of, and experience in, accounting oversight and governance, finance and marketing and leadership experience with public companies or other significant organizations. While we do not have a formal policy regarding the consideration of diversity in identifying director candidates, the Nominating and Corporate Governance Committee also considers how the candidate can contribute to the Board in a way that can enhance perspective and experiences through diversity in gender, ethnic background, geographic origin, and professional experience (public, private and non-profit sectors). We believe that the backgrounds and qualifications of our directors as a whole should collectively represent a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business.

        Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate information about the candidate that would be required to be included in a proxy statement under the rules of the SEC, information about the relationship between the candidate and the recommending stockholder, the consent of the candidate to serve as a director and proof of the number of shares of our common stock that the recommending stockholder owns and the length of time the shares have been owned to the Nominating and Corporate Governance Committee via U.S. Mail (including courier or expedited delivery service) to the address set forth below. Assuming that appropriate material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Candidate and related information should be sent to the address listed below:

Nominating and Corporate Governance Committee
c/o Auxilium Pharmaceuticals, Inc.
640 Lee Road
Chesterbrook, PA 19087

        Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth herein under the heading "Deadline for Submission of Stockholder Proposals for the 2014 Annual Meeting of Stockholders" beginning on page 13.

Communicating with our Directors

        Our Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries of such correspondence to the other directors as he considers appropriate.

        Stockholders who wish to send communications on any topic to the Board as a whole should send such communication to the attention of the Chairman of the Board of Directors via U.S. Mail (including courier or expedited delivery service) to the address set forth below or by facsimile at 484-321-5996.

        Stockholders who wish to send communications on any topic to an individual director in his or her capacity as a member of the Board, may send such communications to the attention of the individual director via U.S. Mail (including courier or expedited delivery service) to the address set forth below or by facsimile at 484-321-5996.

Auxilium Pharmaceuticals, Inc.
640 Lee Road
Chesterbrook, PA 19087

Report of the Audit and Compliance Committee

        The Audit and Compliance Committee (the "Audit Committee") of the Board of Directors of Auxilium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is composed of three independent directors and operates under a written charter adopted by the Board of Directors.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the Company's audited consolidated financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with management the critical accounting policies applied by management in the preparation of the Company's consolidated financial statements, as well as management's assessment of the effectiveness of the Company's internal controls over financial accounting. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant that firm's independence.

        The Audit Committee met with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss their respective evaluations of the Company's internal controls, the overall quality of the Company's financial reporting and the scope and plans for their respective audits.

        Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC.

        The members of the Audit Committee are William T. McKee (Chairman), Peter C. Brandt, and Nancy S. Lurker.

Respectfully submitted,

By the Audit and Compliance Committee of the Board of Directors of Auxilium Pharmaceuticals, Inc.
William T. McKee, Chairman Peter C. Brandt Nancy S. Lurker

 Certain Relationships and Related Party Transactions

        Review, Approval or Ratification of Transactions with Related Parties. We engage in a process whereby we identify and review all relationships and transactions in which Auxilium and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether the company or a related party has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to Auxilium or a related party are disclosed in our proxy statement. The process for the review of all potential related party transactions is documented in our written corporate policies. In addition, the Audit Committee reviews and approves or ratifies any related party transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, our legal department and the Audit Committee consider, among other factors:

  •
  the nature of the related party's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction;

  •
  the importance of the transaction to the related party;

  •
  the importance of the transaction to Auxilium;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Auxilium; and

  •
  any other matters the Audit Committee deems appropriate.

        Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

        In 2009, we entered into a consulting agreement with Inserve Support Solutions, Inc. (d/b/a Pharmakon LLC) ("Pharmakon"), a company that was, at that time, a wholly owned subsidiary of PDI, Inc. ("PDI"). Under that consulting agreement, Pharmakon had been providing us with marketing and logistical support for a series of marketing and medical education initiatives. Ms. Lurker, a member of our Board who is also standing for re-election to our Board at the Annual Meeting, is the Chief Executive Officer and a director of PDI. At the time Ms. Lurker joined our Board in 2011 and until December 2011, Pharmakon was a wholly owned subsidiary of PDI. Upon her nomination to stand for election as a director at the 2011 Annual Meeting of Stockholders, Ms. Lurker became a "Related Party" under our related party transactions policy. Our Audit Committee believed that continuing the business relationship with Pharmakon was in, or not inconsistent with, the best interests of our Company and our stockholders and approved up to $850,000 in budgeted transactions with Pharmakon for the balance of 2011. In 2011, we paid Pharmakon approximately $821,234 for services rendered under the consulting agreement with us. In addition, the Audit Committee also ratified the payment in the first quarter of 2012 of $46,970 to Pharmakon for services provided under the 2011 statements of work which were not paid until 2012.

        In December 2011, PDI entered into a transaction with Pharmakon and Informed Medical Communications Inc. ("IMC"), whereby PDI spun-off the Pharmakon business to IMC in exchange for, among other consideration, a 1% interest in IMC, which interest could rise to as much as 5% if certain earn-out targets are met. Even though PDI's interest in Pharmakon was then substantially less than it was before the IMC transaction, our transactions with Pharmakon remained related party transactions under our related party transactions policy because one of our directors, Ms. Lurker, is an officer and director of a company, PDI, which had an indirect interest in a company with whom we were doing business, Pharmakon. Our Audit Committee believed that continuing the business relationship with Pharmakon was in, or not inconsistent with, the best interests of our Company and our stockholders and, in 2012, the Audit Committee approved the Company entering into new statements of work with Pharmakon for additional services. These services related to our speaker exchange teleconference services and non-personal promotional program and were expected to be provided to us in exchange for approximately $269,000, which amount was approved by our Audit Committee. Of this approved amount, we actually paid approximately $91,771 in 2012.

        Director Independence. The Board has determined that each of our current directors, except for Mr. Adams, is an "independent director" as such term is defined under the applicable NASDAQ listing standards and in the Company's Corporate Governance Guidelines. The Board also has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees as prescribed by NASDAQ, the SEC, the Internal Revenue Service, the Company's Corporate Governance Guidelines and applicable Committee charters. Our Corporate Governance Guidelines are posted on our web site at www.auxilium.com under the heading "For Investors—Corporate Governance."

DIRECTOR COMPENSATION

        The following table provides information concerning the compensation of the Company's non-employee directors for 2012. Directors who are employees of the Company receive no compensation for their services as directors or as members of Board Committees.

2012 Director Compensation

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) (3) ($)	Option Awards (4) (5) ($)	Total ($)
Mr. Brandt	60,000	123,100	62,526	245,626
Mr. Classon	80,685	149,915	62,526	293,126
Dr. Fetzer	58,087	137,513	62,526	258,126
Dr. Friedman	27,574	150,526	62,526	240,626
Ms. Lurker	32,552	145,548	62,526	240,626
Mr. McKee	77,500	123,100	62,526	263,126

(1)
For services rendered from January 1, 2012 to June 30, 2012, pursuant to the Board Compensation Program, effective July 1, 2009, each of the non-employee members of the Board (Mr. Brandt, Mr. Classon, Dr. Fetzer, Dr. Friedman, Ms. Lurker and Mr. McKee) received an annual retainer of $40,000 for all services rendered as directors. The Chairman of the Board, Mr. Classon, received an additional retainer in the amount of $35,000, for a total annual retainer of $75,000. The retainer amount for the first half of 2012 was paid in quarterly installments as of the last day of each calendar quarter beginning with March 31, 2012. For services rendered from July 1, 2012 to December 31, 2012, pursuant to the Board Compensation Program, which was amended and effective as of June 21, 2012 and described more fully below, each of the non-employee members of the Board (Mr. Brandt, Mr. Classon, Dr. Fetzer, Dr. Friedman, Ms. Lurker, and Mr. McKee), received an annual retainer of $50,000 for all services rendered as directors. The Chairman of the Board, Mr. Classon, received an additional retainer in the amount of $50,000, for a total annual retainer of $100,000. The retainer amount for the second half of 2012 was paid in quarterly installments as of the last day of each calendar quarter beginning with September 30, 2012.

Additionally, for the whole of Fiscal 2012, each non-employee director serving as a chairperson or a member of the Audit and Compliance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee or any Special Ad Hoc Committee received additional cash compensation as follows:

Committee	Retainer ($)
Audit and Compliance Committee
Chairman	30,000
Non-Chairman	15,000
Compensation Committee
Chairman	25,000
Non-Chairman	10,000
Nominating and Corporate Governance Committee
Chairman	10,000
Non-Chairman	5,000

Committee	Fee per Meeting ($)
Special or Ad Hoc Committee	1,500

(2)
Pursuant to the Board Compensation Program, as amended on June 21, 2012, each director may elect to receive shares of Company common stock under our Equity Compensation Plan in lieu of cash for all or a specified portion of the retainer and attendance fees earned each year. Each director must make the election prior to December 31 of the year preceding the year in which the fees will be earned, and no changes can be made to the election during the year for which the election has been made. Retainer and attendance fees are paid quarterly in arrears. The number of shares to be issued to a director who has elected to receive a portion of his fees in common stock is determined by calculating the total fees owed for a given quarter and dividing that amount by the closing price of a share of Company common stock on the last trading day of the quarter in which the fees were earned. In addition, also pursuant to the Board Compensation Program, as amended on June 21, 2012, each director received a grant of 5,000 shares of restricted stock on June 21, 2012, which will vest on the date of the Meeting. The value of this restricted stock grant, made in accordance with footnote 3 below, is $123,100 for each director.

(3)
This column shows the aggregate grant date fair value, computed in accordance with FASB ASC 718 for shares of Company common stock issued in lieu of directors' fees in cash in 2012 and 5,000 restricted shares issued to each director. The grant date fair values of the stock awards have been determined based on the assumptions set forth in our 2012 Consolidated Financial Statements (Note 14(f), Page 141) in our Form 10-K as filed with the SEC.

(4)
This column shows the aggregate grant date fair value, computed in accordance with FASB ASC 718 for all stock option awards granted in 2012. The grant date fair values of the stock option awards have been determined based on the assumptions set forth in our 2012 Consolidated Financial Statements (Note 14(b), Page 139) in our Form 10-K as filed with the SEC.

(5)
In Fiscal 2012, the Company granted nonqualified stock options to purchase 5,000 shares of Company common stock to each of Mr. Brandt, Mr. Classon, Dr. Fetzer, Dr. Friedman, Ms. Lurker, and Mr. McKee. The options have an exercise price of $24.62 per share, the closing market price of a share of Company common stock on the date of grant, June 21, 2012. The options vest 100% on the date of the next Auxilium Pharmaceuticals, Inc. Annual Meeting of Stockholders following the date of grant. The total option awards outstanding for each director as of December 31, 2012 are as follows: Mr. Brandt, 30,000; Mr. Classon, 310,000; Dr. Fetzer, 105,000; Dr. Friedman, 30,000; Ms. Lurker, 15,000; and Mr. McKee, 60,000.

Effective June 21, 2012 and further amended on February 7, 2013, as part of a written plan adopted by our Board (the "Board Compensation Program"), we implemented stock ownership guidelines and holding requirements for our directors such that each director must hold a number of shares equal to three times the retainer amount for directors until he or she ceases to be a director. The stock ownership requirement described in the preceding sentence must be satisfied by June 21, 2015 by non-employee directors elected to the Board at the annual meeting of stockholders on June 21, 2012. For non-employee directors newly elected or appointed after June 21, 2012, such non-employee director will have three years from the date of their election or appointment to satisfy this stock ownership requirement.

EXECUTIVE COMPENSATION

Executive Officers

        Our executive officers are elected annually by our Board and serve until their successors are duly elected and qualified. The following table identifies our current executive officers:

Name	Age	Position	Executive Officer Since
Adrian Adams (1)	62	Chief Executive Officer, President and Director	December 2011
James E. Fickenscher (2)	49	Chief Financial Officer	May 2005
Andrew I. Koven (3)	55	Chief Administrative Officer and General Counsel	February 2012
Benjamin J. Del Tito, Jr., Ph.D. (4)	57	Executive Vice President, Regulatory Affairs and Project Management	March 2010
Alan J. Wills (5)	49	Executive Vice President, Corporate Development	October 2010
Mark A. Glickman (6)	47	Executive Vice President, Sales and Marketing	February 2012
James P. Tursi, M.D. (7)	48	Chief Medical Officer	August 2011
Jennifer L. Armstrong (8)	43	Senior Vice President, Human Resources	November 2011
Elizabeth V. Jobes (9)	46	Chief Compliance Officer	May 2012

(1)
Adrian Adams' biographical information is set forth under the heading "DISCUSSION OF PROPOSALS—Proposal 1: Election of Directors" beginning on page 6.

(2)
James E. Fickenscher has served as our Chief Financial Officer since May 2005. From January 2000 until April 2004, Mr. Fickenscher served as Senior Vice President, Chief Financial Officer of Aventis Behring L.L.C., a wholly owned subsidiary of Aventis, predecessor to Sanofi-Aventis. Mr. Fickenscher joined Aventis Behring L.L.C. in 1995 as Vice President, Business Development and Strategic Planning and, from that time until 2000, also held the positions of General Manager, Japan and Vice President & General Manager, Hemophilia Business Unit. Throughout his tenure at Aventis Behring L.L.C., he was also responsible for strategic planning. Prior to Aventis Behring L.L.C., Mr. Fickenscher worked at Rhone-Poulenc Rorer, predecessor to Sanofi-Aventis, in its Collegeville, Pennsylvania and Paris, France offices and at Deloitte-Haskins & Sells, predecessor to Deloitte & Touche LLP. Mr. Fickenscher received his B.S. at Bloomsburg University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants.

(3)
Andrew I. Koven has served as our Chief Administrative Officer and General Counsel since joining us in February 2012. Before joining us, he served as President and Chief Administrative Officer of Neurologix, Inc. from September 2011 to November 2011. Prior to that, Mr. Koven was Executive Vice President and Chief Administrative and Legal Officer at Inspire Pharmaceuticals, Inc. from July 2010 until May 2011 when it was acquired by Merck & Co., Inc. From March 2007 Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary at Sepracor Inc. until February 2010 when Sepracor was acquired by Dainippon Sumitomo Pharma Co., Ltd. Before joining Sepracor, Mr. Koven was Executive Vice President, General Counsel and Corporate Secretary at Kos Pharmaceuticals, Inc. from August 2003 until its sale to Abbott Laboratories in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm

  Corporation from 2000 to 2003. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993 he served as Counsel, Corporate and Investment Division, at The Equitable Life Assurance Society of the U.S. Mr. Koven received a B.A. in Political Science from Dalhousie University, in Halifax, Nova Scotia, Canada, an LL.B. from Dalhousie University Law School and an LL.M. from Columbia University School of Law in New York, NY, USA.

(4)
Benjamin J. Del Tito, Jr. has served as Executive Vice President of Regulatory Affairs and Project Management since March 2010. He joined us as Senior Vice President of Regulatory Affairs and Quality Assurance in October 2005. Prior to Auxilium, Dr. Del Tito served as Vice President, Analytical and QC Operations at Neose Technologies, Inc. from 2003 to 2005. From 1999 to 2003, Dr. Del Tito served as Senior Director, QC Operations at MedImmune Vaccines, Inc. (formerly Aviron, Inc.). From 1998 to 1999, Dr. Del Tito was director of biotechnology and microbiology at AAI, Inc. Dr. Del Tito has also held various positions at North American Vaccine, Inc., SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline), and Centocor, Inc. Dr. Del Tito graduated with a B.A. in Biology from Millersville University, a M.S. in Biochemistry from Western Kentucky University and a Ph.D. in Molecular Biology from Lehigh University.

(5)
Alan J. Wills joined us as Executive Vice President of Corporate Development in October 2010. Prior to Auxilium, Mr. Wills served as Vice President, Worldwide Strategy at Pfizer, Inc. from 2009 to 2010. Before joining Pfizer, Mr. Wills served as Vice President of Corporate Strategy at Bristol-Myers Squibb from 2001 to 2009. From 2000 to 2001, Mr. Wills served as Senior Vice President, Strategy, for United Behavioral Health and prior to that he was Vice President, Strategy, Business Development and Marketing for Lucile Packard Children's Hospital at Stanford Medical. From 1993 to 1998, Mr. Wills held various positions at Boston Consulting Group. Mr. Wills graduated with a bachelor's degree from the University of Oxford and earned his M.B.A. from Harvard Graduate School of Business Administration.

(6)
Mark A. Glickman joined us as Senior Vice President of Sales in February 2012 and was promoted to Executive Vice President, Sales and Marketing in July 2012. Prior to Auxilium, Mr. Glickman most recently served as Vice President of the medical device division of Otsuka America Pharmaceutical, Inc., a U.S. division of the Tokyo-based Otsuka Pharmaceutical Company. Before joining Otsuka, Mr. Glickman served as Senior Vice President of Sales and Marketing at Oscient Pharmaceuticals Corp., from 2007 to 2009. Before joining Oscient, Mr. Glickman served as Vice President of Sales at Bayer Healthcare's Diabetes Care Division. From 2001 to 2007 he held various positions including Director of Marketing, Regional Sales Director and Vice President of Sales at Kos Pharmaceuticals, Inc. Mr. Glickman received a B.A. in Political Science from the State University of New York, and earned his M.B.A. from New York University.

(7)
James P. Tursi has served as our Chief Medical Officer since August 2011 and joined us as our Vice President of Clinical Research and Development in March 2009. Prior to Auxilium, he served as Director of Medical Affairs at GlaxoSmithKline Biologicals from 2006 to 2009. Dr. Tursi entered the pharmaceutical industry serving as a Medical Director for Procter and Gamble Pharmaceuticals from 2004 to 2006. He practiced Medicine for over 10 years and created a medical education company, I Will Pass®, which assisted physicians in the process of board certification. Dr. Tursi received his Doctor of Medicine degree from the Medical College of Pennsylvania and completed his residency fellowship training at The Johns Hopkins Hospital.

(8)
Jennifer L. Armstrong joined us as our Senior Vice President of Human Resources in July 2009 and joined the Executive Leadership Team in November 2011. Prior to Auxilium, Ms. Armstrong served as Senior Vice President, Human Resources and Corporate Communications at Genaera Corporation where she held various positions of increasing responsibility from January 1998 to June 2009. Ms. Armstrong holds a B.S in Corporate Communications and a M.S. in Arts Administration, both from Drexel University.

(9)
Elizabeth V. Jobes has served as our Chief Compliance Officer since May 2012. Prior to Auxilium, she most recently served as Vice President and Chief Compliance Officer of Adolor Corporation from December 2008 until April 2012. Prior to that, Ms. Jobes served as Senior Director of Global Compliance at Cephalon, Inc., where she held various positions of increasing responsibility from April 2006 to December 2008. From September 1991 to March 2006, Ms. Jobes served as Assistant District Attorney for the Philadelphia District Attorney's Office. Ms. Jobes received a B.A. in International Politics from Pennsylvania State University and a J.D. from Rutgers University School of Law.

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program for 2012 and explains how and why the Compensation Committee made its compensation decisions for our named executive officers for 2012. Our named executive officers are identified in the Summary Compensation Table that immediately follows this discussion and consist of our Chief Executive Officer and President ("CEO"), Adrian Adams; our Chief Financial Officer, James E. Fickenscher; and our other most highly compensated executive officers in 2012: Andrew I. Koven, Chief Administrative Officer and General Counsel; Alan J. Wills, Executive Vice President, Corporate Development; James P. Tursi, M.D., Chief Medical Officer; and Jennifer Evans Stacey, Esq., former Executive Vice President, General Counsel and Secretary. Ms. Stacey's employment terminated effective February 3, 2012, and a severance agreement was negotiated with Ms. Stacey, the terms of which were previously disclosed.

Executive Summary

        We experienced a significant change in senior management in late 2011 and early 2012. In connection with this change in management, we evaluated our strategic corporate objectives, performance against those objectives to date and the degree to which our culture reinforced our goals. We also worked with the new management team to articulate the core values of the Company. These core values are: performance driven, integrity and compliance, focus on people, customer commitment, spirit of innovation and personal leadership. We believe these core values will create a culture that is a foundation for growth as well as a solid platform for achieving our strategic corporate objectives. We also reviewed our incentive compensation structure to assess the degree to which our compensation system reinforces our pay-for-performance philosophy and rewards high-performing employees. Examples of the linkage between our executive compensation program and our pay-for-performance philosophy include:

  •
  for 2012:

  •
  because we failed to achieve stretch XIAFLEX revenue objectives, that portion of performance-based restricted stock unit ("RSU") awards that were conditioned upon the achievement of those XIAFLEX revenue objectives were cancelled;

  •
  because we filed our supplemental Biologics Licensing Application ("sBLA") for XIAFLEX for the potential treatment of Peyronie's disease ("Peyronie's") prior to November 30, 2012, that portion of the performance-based RSU awards that were conditioned upon the timing of the sBLA filing were awarded at 125% of target; and

  •
  because our stock price failed to appreciate during 2012, the Compensation Committee capped executive bonuses within the 85-100% range despite a corporate achievement factor of 107%;

    each as described in more detail below;

  •
  for 2011, our executives forfeited all performance-based RSU awards due to the failure to achieve stretch revenue objectives; and

  •
  for 2010, our executives forfeited all performance-based RSU awards due to the failure to achieve stretch revenue objectives.

        For 2012, we exceeded our corporate performance objectives related to Testim global revenues, net income and timing of the filing of the sBLA for XIAFLEX for the potential treatment of Peyronie's; however, our U.S. XIAFLEX sales were below target. In determining named executive officer compensation for 2012, the Compensation Committee considered this performance against our corporate objectives, as well as each named executive officer's individual performance, macroeconomic conditions generally, our stock price appreciation, and data from peer group companies compiled by our independent compensation consultant, Radford, an AON Hewitt consulting company ("Radford"). After reviewing the statistical data available to us, consulting Radford, and considering the objective and subjective metrics of performance, the Compensation Committee made the following decisions regarding named executive officer compensation for 2012:

  •
  in keeping with our pay for performance philosophy, (i) the portion of the performance-based RSUs granted to our named executive officers at the beginning of 2012 that could have been earned if we achieved a specified stretch sales target for XIAFLEX above our internal budgeted sales targets in 2012 were cancelled because we failed to achieve that stretch target, thus resulting in the forfeiture by our named executive officers of the potential to earn shares of our common stock and (ii) the portion of the performance-based RSUs granted to our named executive officers at the beginning of 2012 relating to the timing of the filing of the sBLA for XIAFLEX for the potential treatment of Peyronie's were awarded at 125% of target due to the filing being accomplished prior to November 30, 2012;

  •
  the Compensation Committee determined that while 107% performance had been achieved with respect to the corporate achievement factor under the 2012 bonus plan, in view of the lack of stock price appreciation during 2012, bonus payouts to named executive officers ranged only from 85% to 100% of target, as discussed in more detail under "Short-Term Incentive Awards" below;

  •
  special one-time cash bonuses and restricted stock grants were given to Mr. Koven, Mr. Fickenscher and Mr. Wills in connection with their contributions to the execution of the co-promotion agreement with GlaxoSmithKline LLC and a special cash bonus to Mr. Wills in connection with the execution of the collaboration agreement with Actelion Pharmaceuticals Ltd.; and

  •
  merit-based salary increases and stock option and RSU grants were awarded to the continuing named executive officers based on each named executive officer's 2012 performance as discussed in more detail under "Salary" and "Long-Term Incentive Awards" below.

        In June 2012, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. While we had significant support from our stockholders with respect to the compensation of our named executive officers, with over 84.6% of stockholder votes cast in favor of our say-on-pay resolution, in connection with the submission of our 2012 annual proxy statement, we received comments from proxy advisory firms as well as direct feedback from select significant institutional investors to whom we proactively contacted regarding our executive compensation program and our peer group. We took this feedback very seriously and we undertook an evaluation of our compensation practices, requesting that Radford review several components of our compensation practices and the composition of our peer group. While the Compensation Committee generally retained our previous approach to executive compensation, emphasizing short and long-term incentive compensation that rewards our named executive officers when they deliver value for our stockholders and promotes behavior consistent with our core values, the Compensation Committee did make the following changes to our executive compensation program during 2012:

  •
  Approved a go-forward peer group, based on a methodology the Compensation Committee has consistently applied, that aligns with our core values and strategic corporate objectives for growing the Company. The Compensation Committee believes that the selection of the companies in the peer group is appropriate given our stage of development, headcount, and market value and, especially with respect to the larger companies in our peer group, reflects our commitment to drive performance to the next level and the market in which we compete for the talent needed to achieve our strategic objectives.

  •
  Incorporated an additional performance metric into our performance based RSU awards for 2012 and 2013 so that awards are diversified between two metrics rather than being earned and vested upon the attainment of only one performance criterion.

  •
  Determined to reduce share overhang and dilution in 2013 by granting executives equity awards in 2013 comprised of stock options and RSUs, rather than primarily stock options.

  •
  Approved executive share ownership guidelines effective as of February 1, 2013 as described in more detail in this Compensation Discussion and Analysis.

Compensation Philosophy

        Our compensation philosophy, which is set by the Compensation Committee, is designed to meet our objectives of:

  •
  Creating a compensation structure whereby a meaningful portion of total compensation relates to our actual performance, including long-term performance against our strategic objectives as well as named executive officer individual performance and behavior consistent with, and in furtherance of, our core values.

  •
  Providing competitive target levels of compensation for executive officers, taking into account the compensation paid in the marketplace at comparable companies and the compensation paid by members of our peer group.

  •
  Encouraging the accumulation and maintenance of meaningful equity ownership, and alignment of executive and stockholder interests, by providing compensation that ties the interests of named executive officers to those of the our stockholders by linking a significant portion of executive compensation directly to changes in stockholder value over time.

  •
  Providing compensation that will enable us to attract, motivate and retain superior talent over the long-term.

        We believe that providing a competitive compensation package to our named executive officers is critical to our ability to achieve the foregoing objectives and thereby deliver our best results to our stockholders.

Administration of Our Executive Compensation Program and Determination of Competitive Compensation

        The Compensation Committee administers our executive compensation program. The Compensation Committee annually retains an independent compensation consulting firm. For 2011, 2012 and 2013, the Compensation Committee has retained Radford as its independent compensation consultant. Radford reports to the Compensation Committee directly. To assist the Compensation Committee in its determination of whether the overall compensation packages for each of our named executive officers are competitive, Radford provides the Compensation Committee with design alternatives for compensation programs, data regarding the compensation of named executive officers at companies in our peer group, and proprietary survey data Radford collects annually regarding compensation paid to executives at similarly situated public life sciences companies. This data includes:

  •
  an analysis of each component of compensation as well as total cash compensation and total overall compensation;

  •
  a valuation of outstanding vested and unvested long-term incentive holdings;

  •
  a detailed analysis of the overall compensation programs and incentive programs our peer group companies make available to their executives; and

  •
  a detailed total stockholder return analysis including a "CEO pay for performance analysis" to assure pay alignment with performance, both individually and as benchmarked against the peer group data.

        While the peer group data provided by Radford provides useful comparisons, the Compensation Committee uses the data as a guide, not as a rule, when establishing the compensation packages we provide to our named executive officers and takes into account other factors as it deems appropriate. The list of peer companies used in the executive compensation analysis is annually reviewed, updated if deemed appropriate and approved by the Compensation Committee.

        In addition, Radford supplemented peer group data with broader life science market data from the Radford Global Life Sciences Survey for 2011 targeting public life sciences companies headcount of 250 to 1,000 employees as well as a cut within the Radford Global Life Sciences Survey for 2011 of only those members of our peer group that participated in the survey, in each case, as a separate survey source, to further ensure comprehensive and competitive market data was evaluated. Radford ultimately selected companies most similar to ours in terms of financial profile, stage of development and business focus.

        In late 2011, the Compensation Committee undertook a review of our peer group and, with Radford's input, updated our peer group companies to reflect industry consolidations and changes in our projected headcount, financial profile and business focus. After the update, our peer group companies consisted of the following companies:

• Acorda Therapeutics Inc.	• Isis Pharmaceuticals, Inc.
• Alkermes, Inc.	• Jazz Pharmaceuticals, Inc.
• Amylin Pharmaceuticals, Inc.	• Medicis Pharmaceutical Corporation
• BioMarin Pharmaceutical, Inc.	• Nektar
• Cubist Pharmaceuticals, Inc.	• Onyx Pharmaceuticals Inc.
• Dendreon Corporation	• Salix Pharmaceuticals, Ltd.
• Emergent BioSolutions, Inc.	• Seattle Genetics, Inc.
• Exelixis, Inc.	• The Medicines Company
• Human Genome Sciences Inc.	• United Therapeutics Corporation
• Incyte Corporation	• ViroPharma Incorporated
• InterMune, Inc.

        At its February 14, 2012 meeting, the Compensation Committee made final decisions regarding merit-based salary increases for 2012 based on 2011 performance (as well as decisions regarding the bonus awards and long-term incentive awards granted in 2012 based on 2011 performance that were previously disclosed in last year's proxy) taking into account the comparative compensation data prepared by Radford using this late 2011 updated group of peer companies.

        In September 2012, Radford and the Compensation Committee again worked to update our peer group companies to take into account comments from proxy advisory firms and direct feedback from certain of our institutional stockholders as well as industry consolidations and changes in our projected financial profile and business focus. This update allowed Radford to provide a report on executive compensation using the updated peer group list in preparation for a February 2013 meeting of the Compensation Committee at which final decisions would be made regarding salary increases, bonus awards and long-term incentive awards for 2012 performance.

        Consistent with its practice in prior years, the Compensation Committee made its final compensation determinations for 2012 at its February 7, 2013 meeting. The Compensation Committee had reviewed progress with respect to the applicable performance metrics regularly throughout 2012 and its final determination followed several preliminary discussions of the Compensation Committee regarding 2012 compensation that were held during 2012 and early in 2013. At its February 7, 2013 meeting, the Compensation Committee determined 2012 short and long-term incentive awards and set base salaries and targets for bonus and long-term incentive awards for 2013.

        In order to update the companies in our peer group, Radford first identified all publicly traded, U.S.-headquartered companies in the biotechnology and pharmaceutical industries with the following criteria, based on the relevant Auxilium data at the time Radford conducted its research and the Compensation Committee approved the peer group.

  •
  Employee Size: ~ 1/3x (200) to ~ 3x (1,700);

  •
  Revenue: ~ 1/3x ($100M) to ~ 3x ($1,000M); and

  •
  Market Value: ~ 1/3x ($375M) to ~ 3x ($3,500M).

        We believe that using a broad range of criteria to select our peer group companies allows our Compensation Committee to compare us to companies that represent a broader swath of the development and commercialization spectrum, since our activities, products and product candidates comprise developmental, promotional, manufacturing, franchise development, out- and in-licensing and potential acquisition activities. The Compensation Committee believes that the selection of the companies in the peer group is appropriate given our stage of development, headcount, and market value and, especially with respect to the larger companies in our peer group, reflects our commitment to drive performance to the next level and the market in which we compete for the talent needed to achieve our strategic objectives.

        Radford next qualitatively evaluated and refined the comparator pool to identify each company's business focus and corporate strategy. Radford targeted commercial biotechnology and pharmaceutical companies that have a similar business profile to ours taking into account the number of employees, integrated sales and marketing functions, revenue, market value and strategy. In addition, Radford supplemented peer group data with broader life science market data from the Radford Global Life Sciences Survey for 2012 targeting public life sciences companies with revenues between $100 million and $1 billion and headcount of 200 to 1,700 employees as well as a cut within the Radford Global Life Sciences Survey for 2012 of only those members of our peer group that participated in the survey, in each case, as a separate survey source, to further ensure comprehensive and competitive market data was evaluated. Radford ultimately selected companies most similar to ours in terms of financial profile, stage of development and business focus.

        After reviewing the methodology and individual peer group companies with Radford, the Compensation Committee affirmed the peer group set forth above except that as a result of below scope revenue, InterMune, Inc. which had been a member of our peer group in 2011 was removed for 2012. This updated group of peer companies was used by Radford to prepare the comparative compensation data considered by the Compensation Committee in connection with its compensation decisions made regarding 2012 performance of our named executive officers at its February 7, 2013 meeting and discussed below under "Salary," "Short-Term Incentive Awards" and "Long-Term Incentive Awards."

        In addition to peer group data, "tally sheets" are created for each named executive officer in order to analyze the total opportunity for wealth accumulation that is available to each of our named executive officers as supplemental data to the Radford report. Periodically, the tally sheets are provided to the Compensation Committee with the following information for each of our named executive officers to the extent applicable to each named executive officer:

  •
  base salary;

  •
  bonus target;

  •
  options granted and vesting schedule;

  •
  sign on bonus;

  •
  relocation bonus;

  •
  restricted stock;

  •
  medical benefits;

  •
  retirement benefits;

  •
  car allowance;

  •
  individual disability benefit policy;

  •
  vacation/personal days/Company holidays;

  •
  severance benefits; and

  •
  change of control benefits.

        Our Human Resources Department worked with Radford to match Company positions against similar positions reported in the results for Radford's annual proprietary compensation survey to compile the annual compensation data for each named executive officer. Our Human Resources Department does not direct or oversee the activities of the compensation consultant retained by the Compensation Committee.

Independence of Compensation Consultant

        During its December 18, 2012 meeting, the Compensation Committee considered the independence of Radford in light of new SEC rules and proposed NASDAQ listing standards. The Compensation Committee requested and received a letter from Radford addressing Radford's independence and the independence of Radford's senior advisor involved in the engagement, including the following factors: (1) other services provided to us by Radford; (2) fees paid by us as a percentage of Radford's total revenue; (3) policies or procedures maintained by Radford that are designed to prevent a conflict of interest; (4) any business or personal relationships between the Radford senior advisor and a member of the Compensation Committee; (5) any Company stock owned by the senior advisor; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Radford and Radford's senior advisor involved in the engagement did not raise any conflict of interest. In addition, the Compensation Committee's charter was amended in February 2013, as discussed above under "CORPORATE GOVERNANCE-Committees and Meetings of our Board of Directors" to provide that the Compensation Committee specifically consider these six independence factors in the evaluation of its Compensation Consultant.

Timing and Role of Named Executive Officers in Compensation Decisions

        Early in the calendar year, our Board approves our financial and operational objectives for that current year, which are used as the basis of the bonus plan that is approved by the Compensation

Committee. The CEO sets individual objectives for each named executive officer for that current year. Each named executive officer's individual objectives relate to the corporate function for which such named executive officer is responsible and are intended to align with the financial and operational objectives set by our Board so that each function is providing the support necessary to achieve such objectives. Generally, the Compensation Committee meets each February to determine the overall compensation package for each of our named executive officers. In doing so, the Compensation Committee reviews the degree to which we achieved the goals set by our Board for the prior year and the degree to which each of the named executive officers achieved their individual objectives for the prior year and their respective contributions to our financial and operational objectives for the prior year. As part of this review, our CEO provides a review of each named executive officer's performance as well as compensation recommendations to the Compensation Committee. He also provides his self-evaluation. The CEO does not make recommendations with respect to his own compensation. While the Compensation Committee utilizes this information, and values the CEO's observations with regard to the named executive officers other than himself, the ultimate decisions regarding executive compensation are made by the Compensation Committee.

        The Compensation Committee may review named executive officer compensation at such other times during the year as it deems appropriate, such as in connection with new appointments or promotions during the year.

Elements of Compensation

General

        Our compensation package for our named executive officers focuses on four principal elements:

  •
  salary;

  •
  short-term incentive awards;

  •
  long-term incentive awards; and

  •
  severance and change of control agreements.

        In administering the compensation program for our named executive officers, the Compensation Committee attempts to strike what it believes to be an appropriate balance among the elements of our compensation program to achieve the compensation objectives listed above. Each of the elements of the program is discussed in greater detail below.

        The Compensation Committee does not apply fixed weighting or formulas when it considers the criteria applied to each component of an individual named executive officer's overall compensation. Rather, the Compensation Committee exercises its judgment in determining the appropriate amount of each component of each named executive officer's overall compensation to align with our pay-for-performance philosophy. With respect to compensation decisions based on 2012 performance, the Compensation Committee reviewed the compensation packages provided by our peer companies when determining the components and levels of our compensation packages for our named executive officers in order to retain executives given the competitive environment of our industry.

        In addition, in determining the overall levels of salary, short-term incentive awards and long-term incentive awards for named executive officers, the Compensation Committee also considers our overall performance, talent management (including the recruitment and development of a diverse and superior talent pool), morale, and productivity of management. Unless we disclose otherwise in the future, the Compensation Committee intends to employ the methodologies described below when considering future grants of short-term and long-term incentive awards.

Salary

        The salary level for each named executive officer is based principally on the named executive officer's responsibilities. We generally seek to position salaries for our named executive officers so that the salary corresponds to the 50th percentile of salaries for comparable executive officers at our peer companies as reflected in the data provided by Radford. In setting base salaries and determining whether a merit increase is warranted, the Compensation Committee also gives consideration to:

  •
  the named executive officer's experience and skill set;

  •
  the named executive officer's individual performance, which includes the overall performance of the department(s) for which such named executive officer is responsible as well as the named executive officer's level of achievement of his or her pre-determined individual performance objectives;

  •
  the degree to which the named executive officer's behavior was consistent with and enhanced our core values;

  •
  prevailing economic conditions, both nationally and within the local region in which the individual works; and

  •
  internal pay equity.

        Taking these considerations into account, the Compensation Committee may vary the salary of a named executive officer from the 50th percentile. We believe that base salary is competitive if it is within a range of 10 percent above or 10 percent below the base salary amounts at the 50th percentile for comparable executives at our peer companies; however, we may establish base salary at a level outside this range due to differences in experience, as well as variations in responsibilities, performance and ability.

        In determining whether to provide a merit-based salary increase to our named executive officers for 2012 based on 2011 performance, the Compensation Committee considered the following factors: (i) the overall responsibilities of each named executive officer; (ii) the named executive officer's individual performance, which includes the overall performance of the department(s) for which such named executive officer is responsible as well as the named executive officer's level of achievement of his or her pre-determined individual performance objectives for 2011 discussed in detail under the "Short-Term Incentive Awards" section of last year's proxy; and (iii) the named executive officer's overall compensation as compared with that paid to comparably positioned executive officers based on the late 2011 peer group data provided by Radford. Based on those considerations, the Compensation Committee approved merit-based salary increases in February 2012 to the named executive officers as indicated in the chart below.

Name	2011 Salary	2012 Merit Percentage Increase	2012 Salary
Adrian Adams (1)	$650,000	0%	$650,000
James E. Fickenscher	$360,000	4.0%	$375,000
Andrew I. Koven (1)	$425,000	0%	$425,000
Alan J. Wills	$342,000	3.8%	$355,000
James P. Tursi, M.D	$330,000	10.6%	$365,000	(2)
Jennifer Evans Stacey, Esq. (3)	$358,600	—	—

(1)
Mr. Adams' employment commenced effective December 7, 2011 and Mr. Koven's employment commenced February 3, 2012. Their salaries were set pursuant to arm's length negotiations. As a consequence, no merit increase for 2012 was considered by the Compensation Committee for either Mr. Adams or Mr. Koven.

(2)
Dr. Tursi's base salary was initially set at $365,000 in February 2012. In connection with an analysis by Radford of Dr. Tursi's base salary compared to the base salaries of chief medical officers at companies in our peer group, the Compensation Committee increased Dr. Tursi's base salary in June 2012 to $385,000 to bring his base salary in line with the median base salary level of the peer group.

(3)
Ms. Stacey's employment terminated effective February 3, 2012 and, consequently, no merit increase for 2012 was considered by the Compensation Committee.

        In determining whether to provide a merit-based salary increase to our named executive officers for 2013 based on 2012 performance, the Compensation Committee considered the following factors:

  •
  the overall responsibilities of each named executive officer;

  •
  the named executive officer's individual performance, which includes the overall performance of the department(s) for which such named executive officer is responsible as well as the named executive officer's level of achievement of his or her pre-determined individual performance objectives and contribution to the achievement of our corporate objectives discussed in more detail under "Short-Term Incentive Awards" below; and

  •
  the named executive officer's overall compensation as set forth on the tally sheets compared with that paid to comparably positioned executive officers based on the late 2012 peer group data provided by Radford.

        Based on those considerations, the Compensation Committee approved merit-based salary increases in February 2013 to the named executive officers ranging from 3.0% to 3.5% as indicated in the chart below.

Name	2012 Salary	2013 Merit Percentage Increase	2013 Salary
Adrian Adams	$650,000	3.0%	$670,000
James E. Fickenscher	$375,000	3.0%	$386.000
Andrew I. Koven	$425,000	3.5%	$440,000
Alan J. Wills	$355,000	3.1%	$366,000
James P. Tursi, M.D. (1)	$385,000	3.1%	$397,000

(1)
Dr. Tursi's base salary was initially set at $365,000 in February 2012. In connection with an analysis by Radford of Dr. Tursi's base salary compared to the base salaries of chief medical officers at companies in our peer group, the Compensation Committee increased Dr. Tursi's base salary in June 2012 to $385,000 to bring his base salary in line with the median base salary level of the peer group.

Short-Term Incentive Awards

        Our short-term incentive awards, or bonuses, are cash payments based upon:

  •
  our annual financial and operational performance; and

  •
  each named executive officer's individual performance, which includes the overall performance of the department(s) for which such named executive officer is responsible as well as the named executive officer's level of achievement of his or her pre-determined individual performance objectives. We believe that our short-term incentive program motivates our named executive officers to meet and exceed the individual objectives defined by our CEO and linked to the annual corporate goals which are established by our Board of Directors.

        To determine bonuses for performance in fiscal 2012, the Compensation Committee reviewed peer group data and Radford's industry data regarding the percentage of salary payable as annual bonuses upon achievement of target goals for comparable executives at our peer companies in order to establish compensation that rewards performance and serves to retain key contributors. We target total cash (base salary plus target bonus) at the 50th percentile with the opportunity to earn up to the 75th percentile based upon significant Company and individual performance. We accrue short-term incentive awards for each named executive officer at 100% target bonus, so those amounts are reflected in our financial statements for the year ended December 31, 2012, although the actual awards are paid in the first quarter of 2013.

        In January 2012, the Compensation Committee approved the 2012 bonus plan (in which all employees are eligible to participate). The plan was intended to motivate employees to achieve business goals in 2012, allow us to attract and retain quality employees by remaining competitive in the local employment market and reinforce a pay-for-performance culture.

        An employee's target bonus is calculated by multiplying the employee's base salary in 2012 by the specified percentage that is the employee's target bonus percentage. For the named executive officers other than Mr. Koven and Mr. Wills, 70% of each named executive officer's bonus potential is based on the achievement of corporate objectives and the remaining 30% is based on the achievement of individual objectives. For Mr. Koven and Mr. Wills, 30% of their bonus potential is based on the achievement of corporate objectives and the remaining 70% is based on the achievement of individual objectives. The percent achievement of corporate objectives is determined by the Compensation Committee based on its review of achievements under the 2012 bonus plan. The overall percent of achievement of objectives is recommended by the CEO and determined and approved by the Compensation Committee based on performance against individual objectives established at the beginning of each year. The corporate achievement percentage can range from 0% to 150% and the individual achievement percentage can range from 0% to 200%, both based on evaluation of performance. The CEO's bonus can range from 0% to 200% of target and is tied primarily to the achievement of corporate objectives; moreover, the Compensation Committee has the discretion to reduce the CEO's bonus percentage. The corporate achievement percentage under the 2012 bonus plan was based on the following weighted metrics, reflecting financial and operational objectives approved by our Board and designed to yield increased stockholder value:

  •
  40% weighting attributed to the XIAFLEX U.S. revenues with a 70% performance payout resulting from failure to meet the target for U.S. net sales in fiscal 2012;

  •
  25% weighting attributed to the Testim global revenues with a 119% performance payout resulting from exceeding the target net sales in fiscal 2012;

  •
  25% weighting attributed to the Peyronie's sBLA filing with a 150% payout resulting from a November filing; and

  •
  10% weighting attributed to the net income (excluding FAS 123R expense) in fiscal 2012 with a 112.5% performance payout resulting from exceeding the target in fiscal 2012.

        The 2012 bonus plan was established in January 2012 and no changes were made to that plan during the course of the year. In order to determine the total short-term incentive award to each named executive officer for performance in 2012, the Compensation Committee, at a February 2013 meeting, reviewed and considered:

  •
  the CEO's review of each named executive officer's performance in 2012 against individual objectives;

  •
  the complexity of a named executive officer's position;

  •
  new product development;

  •
  contributions to the achievement of strategically important goals;

  •
  improvements in operational efficiencies;

  •
  the degree to which behavior was consistent with and enhanced our core values; and

  •
  other considerations that the Compensation Committee deemed relevant with respect to a particular named executive officer in its discretion.

        Other than for the CEO, the individual achievement percentage for each named executive officer under the 2012 bonus plan was based on the overall performance of the department(s) for which such named executive officer is responsible as well as the named executive officer's level of achievement of his or her pre-determined individual performance objectives agreed with the CEO at the beginning of 2012. These individual objectives were intended to align with the financial and operational objectives set forth in the 2012 bonus plan so that each function is providing the support necessary to achieve such objectives.

  •
  Mr. Fickenscher is responsible for Finance, Investor Relations and Information Technology. His 2012 individual objectives related to:

  –
  achieving fiscal year financial goals and ensuring cash requirements are maintained throughout the year;

  –
  developing and implementing a communications strategy with the investment community;

  –
  evaluating and implementing a plan to reduce spending across the organization; and

  –
  supporting the Corporate Development and Licensing function to evaluate potential transactions.

  •
  Mr. Koven is responsible for Legal, Government Affairs and Technical Operations. His 2012 individual objectives related to:

  –
  ensuring compliance with all legal and ethical standards as we execute our business plan;

  –
  supporting the Corporate Development and Licensing function by providing necessary support, guidance and advice on potential transactions;

  –
  overseeing the efficient, worldwide supply of development and commercial products;

  –
  managing and monitoring any and all corporate litigation as well as developing contingency plans; and

  –
  initiating and developing a Government Affairs function.

  •
  Mr. Wills is responsible for Corporate Development and Licensing. His 2012 individual objectives related to:

  –
  conducting value-building business development transactions;

  –
  developing short, medium and long-term plans for business development activities;

  –
  evaluating new products for potential in-licensing and M&A opportunities; and

  –
  managing the process for potential out-licensing or co-promotion opportunities, as appropriate.

  •
  Dr. Tursi is responsible for Clinical Development and Medical Affairs. His 2012 individual objectives related to:

  –
  ensuring successful implementation of key R&D and Medical Affairs projects;

  –
  reorganizing the Health Economic function to develop a strategy for our products;

    –
    revising the field medical director team and aligning with structure of regional field leadership; and

    –
    maintaining progress on all clinical development studies within agreed upon timelines.

        In February 2013, the Compensation Committee determined that 107% performance had been achieved with respect to the corporate achievement factor and reviewed the overall individual achievement of objectives for each named executive officer. However, after considering overall Company and individual performance, as well as stock price performance, the Compensation Committee exercised its discretion and capped executive bonuses at a maximum of 100% and awarded cash bonuses to our named executive officers for performance in 2012 as set forth below.

Officer	2012% Achievement of Objectives	2012 Cash Bonus		2012 Cash Bonus (as % of 2012 Base Salary)	2012 Target Bonus %	2012 Actual Bonus as % of Target Bonus
Adrian Adams	100%	$650,000		100%	100%	100%
James E. Fickenscher	90%	$168,750		45%	50%	90%
Andrew I. Koven	100%	$194,800	(1)	46%	50%	100%
Alan J. Wills.	85%	$135,150		38%	45%	85%
James P. Tursi, M.D.	100%	$173,250		45%	45%	100%

(1)
Mr. Koven's employment commenced effective February 3, 2012 and as such his cash bonus for 2012 was prorated based on his date of hire.

Long-Term Incentive Awards

        In accordance with our pay-for-performance philosophy, the long-term incentive awards are equity grants, historically in the form of grants of stock options and performance-based RSUs that are based directly upon both corporate performance and the individual performance of the named executive officer. We believe that providing our named executive officers with equity awards aligns their interest with those of our stockholders. During 2012, the Compensation Committee consulted with Radford for input on how our equity awards align with those provided to similarly situated executives in our peer group and also on equity delivery alternatives to reduce the share overhang and dilution associated with the use of stock options as the primary equity compensation vehicle. To this end, the Compensation Committee approved a move toward using a combination of stock options and time-based RSUs that are awarded based directly upon both corporate performance and the individual performance of the named executive officer, as well as separate performance-based RSUs that vest based on attainment of corporate performance goals.

        The 2012 equity grants to our named executive officers were based on 2012 performance and were comprised of three components. The first component was a grant of performance-based RSUs issued at the beginning of 2012, that were to be earned based upon attainment of two performance goals, weighted as follows: 60% weighting on attaining a specified stretch level of U.S. net revenues of XIAFLEX exceeding our internal budgeted sales targets in the year ending December 31, 2012, and 40% weighting based on the date of filing of the sBLA for XIAFLEX for Peyronie's disease. We do not disclose these stretch revenue targets because we believe such disclosure would affect our competitive position relative to other companies. The performance goals had been established by the Compensation Committee at its February 14, 2012 meeting. Based on our 2012 results, at its meeting in February 2013, the Compensation Committee determined that the performance goal for the 2012 performance-based RSU awards for our named executive officers relating to U.S. net revenues of XIAFLEX had not been met and as a result, the right of our named executive officers to receive shares of stock with respect to that portion of such award was forfeited effective December 31, 2012. The Compensation Committee determined that the performance goal relating to the sBLA filing for

XIAFLEX in Peyronie's disease had been met and, in fact, exceeded. As a consequence, the Compensation Committee awarded the number of shares to each named executive officer at 0% of the target number of shares attributable to U.S. net revenues of XIAFLEX and 125% of the target number of shares attributable to Peyronie's sBLA filing goal for completing the filing prior to November 30, 2012 (100% for Mr. Adams who had no stretch component attributable to the Peyronie's sBLA filing criterion). The following table shows for each named executive officer the target number of performance-based shares that could have been earned, the maximum number of performance-based shares that could have been earned, and the number of performance-based shares actually granted to the named executive officers for 2012 performance.

Officer	2012 Target Number of Performance- Based Shares— XIAFLEX Revenue	2012 Maximum Number of Performance- Based Shares— XIAFLEX Revenue	2012 Actual Number of Performance- Based Shares Granted— XIAFLEX Revenue	2012 Target Number of Performance- Based Shares— Filing of Peyronie's sBLA	2012 Maximum Number of Performance- Based Shares— Filing of Peyronie's sBLA	2012 Actual Number of Performance- Based Shares Granted— Filing of Peyronie's sBLA
Adrian Adams	32,220	32,220	0	21,480	21,480	21,480
James E. Fickenscher	4,740	7,080	0	3,160	4,720	3,940
Andrew I. Koven	9,240	13,860	0	6,160	9,240	7,700
Alan J. Wills.	4,740	7,080	0	3,160	4,720	3,940
James P. Tursi, M.D.	4,740	7,080	0	3,160	4,720	3,940

        In keeping with our pay-for-performance philosophy, our named executive officers forfeited the unearned shares comprising the remainder of the maximum possible award as a result of the failure to meet certain aspects of the stretch performance criteria.

        The shares of our common stock issued with respect to the above performance-based RSU awards (i) vest 33% on February 7, 2013 and for the CEO on February 8, 2013, 33% on February 7 and 8, 2014, and 34% on February 7 and 8, 2015 respectively, and (ii) are governed by our Equity Compensation Plan and standard form performance-based RSU grant agreement. Our Compensation Committee believes that three-year vesting of performance-based restricted stock helps keep our named executive officers aligned with the long-term performance of the Company and the long-term interests of our stockholders.

        The second and third components consisted of a combination of a grant of stock options and a grant of RSUs that was determined and approved by the Compensation Committee in early 2013 based on the Committee's evaluation of the corporate and each individual named executive officer's performance during 2012. The stock option and RSU grants based on 2012 performance were issued to each named executive officer at a meeting in February 2013. Stock options will vest 25% per year over the next four years while RSUs will vest 33 1/3% over three years. As with performance-based RSUs, our Compensation Committee believes that multi-year vesting of stock options and RSUs helps keep our named executive officers aligned with the long-term performance of the Company and the long-term interests of our stockholders. The Compensation Committee determined to grant a combination of stock options and time-based RSUs in 2013 with respect to 2012 performance, in addition to performance based RSUs for 2013, as described in more detail below, to address overhang and dilution issues associated with the use of stock options.

        To determine long-term incentive awards for 2012 performance, our Compensation Committee reviewed peer group data regarding long-term incentive awards to comparable executives at our peer companies. The Compensation Committee generally seeks to position long-term incentive awards, based on performance for our named executive officers, so that the stock option awards correspond to the 50% percentile with the opportunity to earn up to between the 60th and 75th percentiles of long-term incentive awards for comparable executives in our peer group based on the data provided by our Radford, through performance share awards which are earned contingent upon significant individual and corporate performance.

        Long-term incentive awards are considered an important complement to the elements of our named executive officers' compensation because they align the named executive officers' interests with stockholders' interests. A principal factor influencing the market price of our stock is our performance as reflected in our sales, earnings, cash flow and other results. By granting stock options and RSUs to our named executive officers, we believe our named executive officers are encouraged to increase stockholder value because the value of the stock options and RSUs is dependent on the market performance of our common stock following the date of grant. The decision as to whether to grant options, restricted stock and/or RSUs is made after an evaluation of what form or mix of equity instruments is needed as a retention/incentive tool for the individual named executive officer based upon industry practice, market conditions and the nature of the individual named executive officer's expertise at the time the award is considered. Our stockholders have approved the plan under which such awards are made. The exercise price of our option grants equals the closing market price of our stock on the date of such grant, or if there were no trades on that date, the latest preceding date upon which a sale was reported. The effective date of the grant is the date of the meeting of the Compensation Committee at which the grants are approved.

        With respect to a newly hired named executive officer, his or her employment agreement, which is approved by the Compensation Committee, specifies that any grant of stock options, restricted stock and/or RSUs is effective on the later of the effective date of the employment agreement or the date on which the named executive officer commences employment with us and that the exercise price of any option grant equals the closing market price of our stock on the date of such grant. The standard options granted by the Compensation Committee to named executive officers generally vest at a rate of 25% per year over the first four years and restricted stock and time-based RSUs generally vest at a rate of 33 1/3% per year over the first three years. If we experience a change of control and our named executive officers are terminated without cause or resign for good reason, vesting will accelerate. Vesting is based solely on the passage of time and is not performance based. We believe that this vesting period provides a meaningful incentive to our named executive officers to continue their employment with us.

        Options will only yield income to the named executive officer if the market price of our stock is greater at the time of exercise than it was on the date of grant. Awards of time-based RSUs vest based on satisfaction of the service-based vesting requirements specified by the Compensation Committee or if we experience a change of control and our named executive officers are terminated without cause or resign for good reason. In addition, awards of time based RSUs for our named executive officers contain a deferral feature that allow our named executive officers to elect to defer the receipt of shares underlying the award in accordance with the requirements of section 409A of the Internal Revenue Code to the earliest of a future fixed date, separation from service or a change of control. The Committee determined to include this deferral feature to assist our named executive officers in meeting the new ownership guidelines described in more detail below. Awards of performance-based RSU awards are not earned and do not vest until one or more performance metrics specified by the Compensation Committee are achieved, and subsequent service based vesting requirements set by the Compensation Committee are satisfied or if we experience a change of control and our Compensation Committee determines that the applicable performance metrics would otherwise have been met as described in more detail below. We select goals that are closely linked to creation of stockholder value as performance metrics, thereby aligning the goals of the executive with our goals. We have historically chosen to use performance metrics linked to product and revenue based goals, as we believe they are directly linked to increasing value to our stockholders by driving stock price. We have considered, but determined not to use, a performance metric tied to total stockholder return, given the tendency of our stock price to move with the overall volatility of the market. Grants of options and awards of restricted stock and RSUs provide inducements to the named executive officers to remain with us over the long term, enhance corporate performance and, correspondingly, enhance stockholder value.

        When determining whether to make grants of stock options or awards of restricted stock or RSUs (or a combination), as well as the size of such grants or awards, for fiscal 2012 the Compensation Committee considered:

  •
  peer group data;

  •
  the compensation consultant's recommendation of a blend of market competitive equity awards as a percent of our outstanding share ownership to evaluate the total potential executive ownership levels;

  •
  the Compensation Committee's assessment of each individual named executive officer's contribution to the long-term health and growth of Auxilium during fiscal 2012;

  •
  retention considerations;

  •
  the Compensation Committee's experience with the competitive labor market in our industry;

  •
  overhang and dilution associated with the use of a particular equity award type; and

  •
  any other considerations that the Compensation Committee deemed relevant with respect to a particular individual named executive officer, including the accomplishment of operational missions, new product development, improvements in operational efficiencies and contributions to strategically important goals.

        At its February 7 and 8, 2013 meetings, based upon the Compensation Committee's assessment of our performance and the performance of the named executive officers for 2012 based on input from our CEO, the Compensation Committee approved the nonqualified stock option awards ("2013 Stock Option Award") and RSU awards ("2013 RSU Award") to our named executive officers as listed below. The Compensation Committee determined the size of the awards for each of our named executive officers based on their performance for 2012 and to further align incentives with delivery of value to stockholders in the future.

Named Executive Officer	Title	# of Shares Underlying Standard Nonqualified Stock Option Award (1)	# of Shares Underlying Standard Restricted Stock Unit Award (2)
Adrian Adams	Chief Executive Officer and President	129,000	51,600
James E. Fickenscher	Chief Financial Officer	37,500	15,200
Andrew I. Koven	Chief Administrative Officer and General Counsel	37,500	15,200
Alan J. Wills	Executive Vice President, Corporate Development	37,500	15,200
James P. Tursi, M.D.	Chief Medical Officer	33,000	13,200

(1)
Each 2013 Stock Option Award (i) has an exercise price of $18.30 per share for all stock option awards other than Mr. Adams, whose stock option award has an exercise price of $17.96 per share due to the fact that it was granted on a different date. In each case, the exercise price per share is the closing price of a share of our common stock on the date of grant (February 7, 2013 for all named executive officers other than Mr. Adams and February 8, 2013 for Mr. Adams) and (ii) vests 25% one year after the date of grant with the balance vesting in three equal annual installments thereafter. The "standard" nonqualified stock option awards are governed by our Equity Compensation Plan, standard form nonqualified stock option agreement, including provision for immediate vesting upon a termination without cause or resignation for good reason following a change of control, and/or the executive's employment agreement, a copy of which was previously filed with the SEC.

(2)
Each 2013 RSU Award, vests 33 1/3% 13 months after the date of grant with the balance vesting in two equal annual installments on each anniversary of the date of grant thereafter. The 2013 RSU Awards are governed by our Equity Compensation Plan, standard form RSU agreement for executive officers, including provision for deferral if elected by the executive and provision for immediate vesting upon a termination without cause or resignation for good reason following a change of control, and/or the executive's employment agreement, a copy of which was previously filed with the SEC.

        In addition, at its February 7 and 8 2013 meetings, the Compensation Committee approved performance-based RSU awards for our named executive officers to provide an incentive for our named executive officers to drive future performance. The right to receive shares of our common stock with respect to such awards will be earned (subject to satisfaction of additional vesting requirements which are contingent upon the named executive officer's continued employment or service over the two-year period following achievement of the performance goals) upon attainment of two performance goals, weighted as follows: 50% weighting on attaining a specified level of Company net income for 2013 as set by the Compensation Committee and 50% weighting based on receiving approval of the sBLA for XIAFLEX in Peyronie's disease within the timeframe set by the Compensation Committee and with a label within parameters assessed by the Compensation Committee. Depending upon the level of achievement of the performance goals, Mr. Adams can receive from 31,700 to 47,600 shares, and the other named executive officers from 8,500 to 12,800 shares, as determined by the Compensation Committee in its sole discretion; provided that if the threshold levels for each performance goal component, as set by the Compensation Committee, are not achieved, no shares of our common stock can be earned under the foregoing performance-based RSU awards. These performance-based RSU awards are part of each executive's 2013 compensation.

        The performance goals are based on the 2013 budget approved by our Board of Directors. Upon achievement of the target or higher for 2013 Company net income and approval of the Peyronie's sBLA, as determined by the Compensation Committee at its meeting, expected to be held in the first quarter of 2014, the amount of the award would be approved, subject to vesting as described in more detail below. Our ability to achieve the targets is difficult to predict. While we believe the targets are achievable, they represents a significant stretch over 2012 performance and are subject to the continually changing dynamics associated with reimbursement and physician acceptance in the marketplace for Testim and XIAFLEX sales and the quality of the sBLA filing for XIAFLEX in Peyronie's disease as well as the other risks associated with our Company as disclosed in Item 1A of our 2012 Form 10-K as filed with the SEC on February 26, 2013.

        If a change of control occurs before the end of the performance period while a named executive officer is employed by, or providing service to us, and the Compensation Committee determines that it is reasonably likely that the net income performance goal or the goal relating to approval of the Peyronie's sBLA would have been achieved for the performance period if not for the change of control, then the target number of shares applicable to each goal shall vest; unless the net income performance goal is achieved at the time of the change of control at a level in excess of target or the goal relating to approval of the Peyronie's sBLA is achieved at the time of the change of control and such time is earlier than the time prescribed by the Compensation Committee and includes a quality label, then an amount of shares greater than target will vest in accordance with the schedule set forth in the award agreement, as determined by the Compensation Committee.

        If earned, the right to receive shares of our common stock under the above performance-based RSU awards (i) vests 33 1/3% on the date on which the performance goal is certified as achieved with the balance vesting in two equal installments thereafter on the first and second anniversary of the date on which the performance goal is certified as achieved, and (ii) is governed by our Equity Compensation Plan and the standard form performance-based RSU grant agreement evidencing the 2013 performance-based RSU awards.

Special Cash and Stock Grants and Perquisites

        In connection with our completion of a licensing and co-promotion agreement with GlaxoSmithKline LLC, upon recommendation of our Chief Executive Officer, in June 2012, the Compensation Committee awarded Mr. Fickenscher, Mr. Koven and Mr. Wills special cash bonuses and restricted stock awards that vest in one-third installments on each of the first three anniversaries of the date of grant for their significant contributions to the successful execution of the co-promotion agreement, as set forth in the table below:

Name	Cash Award	Restricted Stock
Alan J. Wills	$15,000	1,500
Andrew I. Koven	$10,000	1,000
James E. Fickenscher	$7,500	750

        In addition, in March 2012, we awarded Mr. Wills a special cash bonus of $10,000 for his significant contribution to the successful execution of the collaboration agreement with Actelion Pharmaceuticals Ltd.

        We generally do not provide our named executive officers with perquisites. However, in connection with the arm's length negotiation of Mr. Koven's employment agreement at the time he commenced employment with us in February 2012, we agreed to provide him with a housing stipend, as well as reimbursement for commuting expenses and to gross him up on the taxes owed on each of the foregoing items. We agreed to provide these benefits to Mr. Koven as we viewed his role as more strategic in nature and greater than that of general counsel and critical to the future success of the Company. For further detail on these amounts, see "All Other Compensation" in the Summary Compensation Table.

Stock Ownership Guidelines

        Effective February 1, 2013, we adopted formal stock ownership guidelines for our named executive officers that require each named executive officer to hold a number of shares equal to one times his or her annual base salary (three times annual base salary for our Chief Executive Officer) by the fifth anniversary of the effective date of such ownership guidelines or, in the case of newly appointed named executive officers, of the date upon which a named executive officer is first hired or appointed and shares must be held until separation from service. Each existing named executive officer must satisfy this stock ownership requirement by January 31, 2018. To the extent that a named executive officer fails to satisfy the equity ownership requirements provided above, the named executive officer will be required to retain all shares of Company stock received as a result of any awards granted to him or her, in either case, net of any shares of sold or withheld in order to pay the exercise price of an option, if applicable, and any applicable tax withholding, until the date on which the named executive officer ceases to be an employee. Please see the table entitled "Security Ownership of Certain Beneficial Owners and Management" for information regarding the holdings of common stock of our current named executive officers.

        In addition, we implemented stock ownership guidelines and holding requirements for our non-employee directors in June 2012 that require each non-employee director to hold a number of shares equal to three times the annual retainer for non-employee directors (the annual retainer is currently $100,000 for the Chairman of the Board and $50,000 for all other non-employee directors) as described in more detail in the section entitled "Director Compensation" by June 2015 or, for newly appointed or elected non-employee directors, the third anniversary of the date upon which a director is first appointed or elected.

Clawback Policy

        We have not yet adopted a formal clawback policy for equity awards because we await the issuance of clarifying regulations by the SEC regarding required elements of any such clawback policy. As required by section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we do intend to adopt a clawback policy upon issuance by the SEC of final rules regarding clawbacks. All newly granted equity award agreements include reference to the requirement that such awards will be subject to any compensation, clawback and recoupment policies that may be applicable to the grantee as an employee, as in effect from time to time and as approved by our Board or a duly authorized committee thereof, whether or not approved before or after the date such equity award was granted.

Employment Agreements and Potential Payments Upon Termination or a Change of Control

Employment Agreements

        We have entered into employment agreements with each of our named executive officers. These agreements set forth the terms of the named executive officer's employment and provide severance benefits upon certain types of termination of employment. These agreements are designed to be a part of a competitive compensation package. We believe that entering into employment agreements with our named executive officers that provide severance benefits upon an involuntary termination of employment provides financial security in the event of a termination without cause. Each named executive officer's employment agreement also provides for certain payments and benefits upon a change of control if the named executive officer's employment is terminated without cause or the named executive officer resigns for "good reason" within a specified period following the consummation of a change of control. We believe that the change of control severance benefits under the employment agreements with our named executive officers promote management stability. Absent such arrangements, there is an increased risk that our named executive officers may be encouraged to seek other employment opportunities if they become concerned about their employment security following a potential or actual change of control. See "Potential Payments Upon Termination or Change of Control" below for detailed descriptions of the provisions in the employment agreements of our named executive officers related to severance payments and payments made in the event of a change of control. Additionally, the employment agreements include non-competition, confidentiality, development assignment and non-solicitation covenants.

Potential Payments Upon Termination or Change of Control

        The employment agreements with our named executive officers provide for payments and other benefits if we terminate their employment without cause, if we fail to renew the term of the employment agreements, or they resign from employment for "good reason" upon, or within one year after, a change of control. None of the employment agreements provide for a gross-up of excess parachute payments within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The employment agreements include a modified cutback so that any parachute payments to the named executive officers are reduced in the event the named executive officer would be subject to an excise tax under section 4999 of the Code if such reduction would provide a greater net after-tax amount, after taking into account all taxes, including the excise tax. See below for detailed descriptions of the provisions in the employment agreements of our named executive officers related to severance payments and payments made in the event of a change of control.

        Each of the named executive officer's employment agreements may be terminated by us at any time for cause or upon 30 days written notice (or pay in lieu of notice) without cause. Under the agreements, if a named executive officer's employment ends for any reason, we will pay compensation and benefits that are earned, accrued and due as of the date of termination. If we terminate the employment of any of the named executive officers other than Mr. Adams without cause or if we fail to renew the term of the employment agreements, we will be obligated to pay to that named executive officer severance equal to twelve months of the named executive officer's base salary plus the average of the annual bonus paid to that named executive officer for the two fiscal years preceding the fiscal year in which that named executive officer's termination of employment occurred. If we terminate the employment of Mr. Adams without cause or if we fail to renew the term of his employment agreement, we will be obligated to pay to Mr. Adams severance equal to 1.5 times his base salary plus the greater of (i) the average annual bonus paid to Mr. Adams for the two fiscal years preceding the fiscal year in which Mr. Adams's termination of employment occurs or (ii) the annual bonus paid by the Company to Mr. Adams for the fiscal year preceding the fiscal year in which his termination of employment occurs, in each case, payable in equal monthly installments. In addition, provided that the named executive officer is eligible for and elects COBRA continuation coverage, we will reimburse the named executive officer for the monthly COBRA costs of continued coverage for the named executive officer (including where applicable his or her spouse and dependents) during the applicable twelve-month or eighteen-month period, less the amount the named executive officer would be required to contribute for such health coverage if an active employee. All outstanding stock options and stock awards held by Mr. Adams at the date of termination of employment that would have otherwise become vested and exercisable during the severance period will become vested and exercisable as if he had remained employed during the severance period. All other named executive officers forfeit any stock option and awards that are unvested as of their date of termination. For all named executive officers, the vested portion of any stock options is exercisable for 90 days from the date of termination.

        For purposes of the employment agreements, cause is defined generally to mean:

  •
  conviction of, or a plea of guilty to, a felony;

  •
  intentional and continual failure by the named executive officer to perform his or her material duties, which failure has continued for 30 days after written notice is given to the named executive officer;

  •
  willful misconduct; or

  •
  material breach by the named executive officer of the non-competition, non-disclosure, development assignment or non-solicitation covenants in the agreement.

        As has been previously disclosed, Ms. Stacey was paid severance benefits in connection with her termination, in accordance with her separation agreement which was filed with the SEC on February 17, 2012 and is publicly available.

        In addition, in the case of Mr. Adams, if a termination without cause were to occur within three months prior to a change of control and such termination is in contemplation of such change of control, Mr. Adams would additionally receive a lump sum severance payment in an amount equal to the difference between the payments he would be entitled to under a termination before a change of control and the severance payment as a result of a change of control, as described below. Additionally, all outstanding stock options and stock awards held by Mr. Adams at the date of termination of employment that would have otherwise become vested and exercisable during the severance period will become vested and exercisable as of the date of the change of control, as if Mr. Adams had remained employed.

        The employment agreements also provide for payments and other benefits if we terminate the named executive officers' employment without cause, or if the named executive officer terminates employment for "good reason" upon or within one year after a change of control. In such event, the named executive officer will be entitled to the following change of control severance benefits:

  •
  a lump sum payment equal to:

  •
  2.5 times base salary plus 2.5 times average annual bonus in the case of our CEO, Mr. Adams; or

  •
  1.5 times the named executive officer's base salary plus 1.5 times the named executive officer's average annual bonus in the case of our other named executive officers;

  •
  provided that the named executive officer is eligible for and elects COBRA continuation coverage, we will reimburse the named executive officer for the monthly COBRA costs of continued coverage for the named executive officer (including where applicable his or her spouse and dependents) during the applicable eighteen-month period, less the amount the named executive officer would be required to contribute for such health coverage if an active employee; provided, however, that for our CEO, following the eighteen-month period, if he secures an individual policy for health coverage for himself (including where applicable his spouse and dependents), we will reimburse him for the monthly cost of such coverage for the six month period commencing on the first day following the eighteen-month period and ending six months thereafter; and

  •
  immediate vesting of all outstanding options and stock awards, other than awards that vest based on attainment of performance criteria, which awards will vest in connection with a change of control on the terms set forth in the grant agreement evidencing such awards, as described in more detail above under the section entitled "Long Term Incentive Awards."

        For purposes of the employment agreements, good reason includes a substantial reduction of the named executive officer's duties and responsibilities, relocation to a place of employment more than 50 miles from the named executive officer's previous place of employment or material reduction in the named executive officer's base salary.

        In general, a change of control includes:

  •
  the acquisition of more than 50% of our outstanding voting securities by any person, entity or group;

  •
  a merger, unless the holders of our voting shares immediately prior to the merger have more than 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  a sale of all or substantially all of our assets; and

  •
  if, after the date on which the agreements are entered into, directors are elected to our Board such that a majority of the members of our Board will have been members of our Board for less than two years, unless the election or nomination of each new director was approved by at least two-thirds of the directors then in office at the beginning of the two-year period.

Tax Considerations

        Under section 162(m) of the Code, a publicly held corporation may not deduct more than $1 million in a taxable year for compensation paid to the CEO and other named executive officers listed on the Summary Compensation Table. Our policy is generally to preserve the federal income tax deductibility of compensation paid to our named executive officers, and certain of our equity awards have been structured to preserve deductibility under section 162(m) of the Code. Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in our best interests. While we believe that all compensation paid to our executives in 2012 was deductible, some portion of compensation paid in future years may not be deductible as a result of section 162(m) of the

Code. In the event of a change of control, payments to a named executive officer may be subject to an excise tax, and may not be deductible by us, under sections 280G and 4999 of the Code. Effective in December 2010, all named executive officers who joined us prior to November 2008 executed amended employment agreements to remove the provisions related to the gross-up of excess parachute payments within the meaning of section 280G of the Code. The amended employment agreements now include a modified cutback so that any parachute payments to the named executive officers are reduced in the event the named executive officer would be subject to an excise tax under section 4999 of the Code if such reduction would provide a greater net after-tax amount, after taking into account all taxes, including the excise tax.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Oliver S. Fetzer, Ph.D., Chairman
Rolf A. Classon
Paul A. Friedman, M.D.

Compensation of Executive Officers

Summary Compensation Table

        The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010.

Name and Principal Position	Year	Salary ($)		Bonus (1) ($)	Stock Awards (2) ($)		Option Awards (3) ($)		Non-Equity Incentive Plan Compensation (4) ($)		All Other Compensation (5) ($)		Total ($)
Adrian Adams	2012	650,000		—	628,612	(6)	—	(7)	650,000		7,411		1,936,023
Chief Executive Officer and	2011	20,000		—	—		4,752,660		—		—		4,772,660
President
James Fickenscher	2012	372,115		7,500	110,942	(8)	546,903		168,750		8,795		1,215,005
Chief Financial Officer	2011	357,254		—	92,568		452,996		145,650		5,566		1,054,034
	2010	343,751		—	60,400		541,492		77,400		5,566		1,028,609
Andrew I. Koven	2012	369,423	(9)	10,000	204,892	(10)	2,467,550	(11)	194,800	(12)	116,705		3,363,370
Chief Administrative Officer, General Counsel and Secretary
Alan J. Wills	2012	352,500		25,000	129,407	(13)	546,903		135,150		19,399		1,208,359
Executive Vice President,	2011	341,608		—	92,568		452,996		134,660		4,112		1,025,944
Corporate Development	2010	52,307		—	259,000		978,495		12,500		468		1,302,770
James P. Tursi, M.D.	2012	368,039		—	92,477	(6)	546,903		173,250		1,813		1,182,482
Chief Medical Officer	2011	297,894		—	28,652		458,213		89,230		4,242		878,231
	2010	268,077		—	20,144		201,126		54,366		—		543,713
Jennifer Evans Stacey, Esq. (14)	2012	51,031		—	—		—		—		438,893	(15)	489,924
Former Executive Vice	2011	355,893		—	92,568		452,996		152,304		5,566		1,059,327
President, General Counsel,	2010	342,542		—	60,400		541,492		75,800		5,566		1,025,800
and Secretary

(1)
The amounts in this column reflect special cash awards approved the Compensation Committee in June 2012 in connection with the execution of a co-promotion agreement with GlaxoSmithKline LLC and, in addition, for Mr. Wills, the execution of a collaboration agreement with Actelion Pharmaceuticals, Inc., as discussed in more detail in the Compensation Discussion and Analysis under the section entitled "Special Cash and Stock Grants and Perquisites".

(2)
This column shows the aggregate grant date fair value, computed in accordance with Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC 718") for all restricted stock and performance-based restricted stock awards granted in Fiscal 2012, 2011 and 2010. The grant date fair values of the performance-based restricted stock awards were determined based on the probable number of shares that could be awarded to each named executive officer as determined by the Compensation Committee based on its evaluation of the achievement of certain performance criteria related to XIAFLEX. The following table shows what the aggregate grant date fair value of the performance-based restricted stock awards granted in 2012 would have been assuming that the highest level of performance had been achieved:

Name	Number of Shares Assuming Maximum Performance(#)	Grant Date Fair Value Assuming Maximum Performance($)
Adams	53,700	1,047,687
Fickenscher	11,800	230,198
Koven	23,100	450,681
Wills	11,800	230,198
Tursi	11,800	230,198

(3)
This column shows the aggregate grant date fair value, computed in accordance with FASB ASC 718 for all outstanding stock option awards granted in Fiscal 2012, 2011 and 2010. The grant date fair values of the stock option awards have been determined based on the assumptions set forth in our 2012 Consolidated Financial Statements (Note 14(b), Page 139) in our Form 10-K as filed with the SEC.

(4)
This column shows the payments for 2012 performance that were approved by the Compensation Committee in February 2013 and made in March 2013 under the Company's 2011 Bonus Plan described in the section titled "Short-Term Incentive Awards" in the Compensation Discussion and Analysis.

(5)
The amounts in this column include Company matching contributions under the Company's 401(k) Plan, term life and disability insurance premiums and, if applicable, gross ups for the payment of taxes paid by the Company for the benefit of each officer. Also included in the amounts in this column are the following perquisites provided to Mr. Koven, in accordance with his employment agreement: (i) housing expenses of $30,800, (ii) tax gross-up payments of $21,812 in relation to housing expenses, (iii) commuting expenses of $32,286, and (iv) tax gross-up payments of $22,864 in relation to commuting expenses. The amounts for 2012 are shown in the following table:

Name	401(k) Plan Company Match ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Perquisites ($)	Gross Ups for the Payment of Taxes ($)
Adams	2,500	576	1,779	0	2,556
Fickenscher	3,675	576	1,198	0	3,346
Koven	2,942	480	1,215	107,762	4,306
Wills	3,211	576	1,285	0	14,327
Tursi	0	576	1,237	0	0
Stacey	1,214	96	200	0	0
(6)
Represents the aggregate grant date fair value for performance-based restricted stock awards.

(7)
Because Mr. Adams' employment commenced effective December 7, 2011, no stock options for 2011 performance were approved by the Compensation Committee in February 2012.

(8)
Represents the aggregate grant date fair value of $92,477 for performance-based restricted stock awards and $18,465 for restricted stock awards.

(9)
Mr. Koven's employment commenced effective February 3, 2012. His 2012 salary was $425,000, but the figure in this column is the amount of salary Mr. Koven was actually paid during 2012.

(10)
Represents the aggregate grant date fair value of $180,272 for performance-based restricted stock awards and $24,620 for restricted stock awards.

(11)
Represents the aggregate grant date fair value of a grant of 250,000 stock options to Mr. Koven as part of his offer of employment in February 2012, which was previously disclosed. Because Mr. Koven's employment commenced effective February 3, 2012, no stock options for 2011 performance were approved by the Compensation Committee in February 2012.

(12)
Because Mr. Koven's employment commenced effective February 3, 2012, this is a pro-rated amount.

(13)
Represents the aggregate grant date fair value of $92,477 for performance-based restricted stock awards and $36,930 for restricted stock awards.

(14)
Ms. Stacey's employment with the Company ended in February 2012. Consideration paid to Ms. Stacey in connection with the termination of her employment with the Company was disclosed in our 2012 Proxy Statement. In addition, Ms. Stacey's separation agreement was filed with the SEC on February 17, 2012 and is publicly available.

(15)
Ms. Stacy was paid $437,383 in severance as part of her sseparation from the Company in February 2012 pursuant to the terms of her previously disclosed separation agreement.

Grants of Plan-Based Awards

        The table below sets forth certain information with respect to non-equity incentive plan awards, stock awards and options granted during Fiscal 2012 to each of our named executive officers listed in the Summary Compensation Table above.

Grants of Plan-Based Awards

										All Other Stock Awards Number of Shares of Stock or Units (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)							All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
Name	Grant Date	Threshold ($)	Target (4) ($)	Maximum (5) ($)	Threshold (#)	Target (#)		Maximum (#)
Adams	2/14/2012	—	—	—	0	53,700	(6)	53,700	(6)	—		—	(7)	19.51	628,612
	—	0	650,000	1,300,000	—	—		—		—		—		—	—
Fickenscher	2/14/2012	—	—	—	—	—		—		—		57,000	(8)	19.51	546,903
	2/14/2012	—	—	—	0	7,900	(6)	11,800	(6)	—		—		19.51	92,477
	—	0	187,500	281,250	—	—		—		—		—		—	—
	6/21/2012	—	—	—	—	—		—		750	(9)			24.62	18,465
Koven	2/14/2012				0	15,400	(6)	23,100	(6)	—		—		19.51	180,272
	—	0	194,792	292,188	—	—		—		—		—		—	—
	2/3/2012	—	—	—	—	—		—		—		250,000	(10)	20.07	2,467,550	(11)
	6/21/2012	—	—	—	—	—		—		1,000	(9)	—		24.62	24,620
Wills	2/14/2012	—	—	—	—	—		—		—		57,000	(8)	19.51	546,903
	2/14/2012	—	—	—	0	7,900	(6)	11,800	(6)	—		—		19.51	92,477
	—	0	159,750	239,625	—	—		—		—		—		—	—
	6/21/2012	—	—	—	—	—		—		1,500	(9)	—		24.62	36,930
Tursi	2/14/2012	—	—	—	—	—		—		—		57,000	(8)	19.51	546,903
	2/14/2012	—	—	—	0	7,900	(6)	11,800	(6)	—		—		19.51	92,477
	—	0	173,250	259,875	—	—		—		—		—		—	—
Stacey (8)	—	—	—	—	—	—		—		—		—		—	—

(1)
These columns show the threshold, target and maximum payouts for 2012 performance under the Company's 2012 Bonus Plan.

(2)
The awards shown in these columns are the number of shares of performance-based restricted stock awards granted under the Company's Equity Compensation Plan in February 2012, as described in footnotes (6) and (8) below.

(3)
This column shows the aggregate grant date fair value of performance-based restricted stock awards and stock option awards computed in accordance with FASB ASC 718 granted to all named executive officers in 2012.

(4)
The amounts in this column were calculated by multiplying each executive's base salary in 2012 by that executive's bonus target percentage as described in the section titled "Short-Term Incentive Awards" in the Compensation Discussion and Analysis. The amount for Mr. Koven was pro-rated based on his February 3, 2012 commencement of employment.

(5)
The amounts shown in this column were calculated by multiplying the executive's target payout by 150% in the case of Mr. Fickenscher, Mr. Koven, Mr. Wills, and Dr. Tursi; and by 200% in the case of Mr. Adams, as described in the section titled "Short-Term Incentive Awards" in the Compensation Discussion and Analysis. The amount for Mr. Koven was pro-rated based on his February 3, 2012 commencement of employment.

(6)
In February 2012, Mr. Adams, Mr. Fickenscher, Mr. Koven, Mr. Wills and Dr. Tursi were each granted a performance-based restricted stock unit (RSU) award, with the amount of shares to be determined based upon attainment of two performance goals, weighted as follows: 60% weighting on attaining a specified stretch level of U.S. net revenues of XIAFLEX exceeding our internal budgeted sales targets in the year ending December 31, 2012, and 40% weighting based on the date of filing of the sBLA for XIAFLEX for Peyronie's disease. Based on our 2012 results, at its meeting in February 2013, the Compensation Committee determined that the performance goal for the 2012 performance-based RSU awards relating to U.S. net revenues of XIAFLEX had not been met and as a result, the right of our named executive officers to receive shares of stock with respect to that portion of such award was forfeited effective December 31, 2012. The Compensation Committee determined that the performance goal relating to the sBLA filing for XIAFLEX in Peyronie's disease had been met earlier than December 31, 2012. As a consequence, the Compensation Committee awarded the following number of shares to each named executive officer.

Officer	2012 Actual Number of Performance-Based Shares Granted— Filing of Peyronie's sBLA
Adrian Adams	21,480
James E. Fickenscher	3,940
Andrew I. Koven	7,700
Alan J. Wills.	3,940
James P. Tursi, M.D.	3,940
(7)
Because Mr. Adams' employment commenced effective December 7, 2011, no stock options for 2011 performance were approved by the Compensation Committee in February 2012.

(8)
The amounts shown are the number of stock options granted to the named executive officers under the Company's Equity Compensation Plan. The options vest 25% on the first anniversary of the date of grant with the balance vesting in three equal annual installments thereafter.

(9)
The amounts shown are the number of shares of restricted stock granted to the named executive officers by the Compensation Committee in June 2012 in connection with the execution of a co-promotion agreement with GlaxoSmithKline LLC, as discussed in more detail in the Compensation Discussion and Analysis under the section entitled "Special Cash and Stock Grants and Perquisites".

(10)
The amount shown is the number of stock options Mr. Koven received as part of his offer of employment in February 2012, which was previously disclosed.

(11)
Ms. Stacey's employment with the Company ended in February 2012. Ms. Stacey did not receive any awards under any of the plans described in this table. Consideration paid to Ms. Stacey in connection with the termination of her employment with the Company was disclosed in our 2012 Proxy Statement. In addition, Ms. Stacey's separation agreement was filed with the SEC on February 17, 2012 and is publicly available.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information regarding outstanding stock options and restricted stock held by the named executive officers at December 31, 2012.

		Option Awards						Stock Awards
Name	Grant Date*	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Adams	12/7/2011	0	550,000	—	17.40	12/6/2021	(2)	—		—	—		—
	2/14/2012	—	—	—	—	—		—		—	14,392	(21)	266,828
Fickenscher	5/18/2005	71,067	0	—	4.78	5/18/2015	(3)	—		—	—		—
	6/6/2006	60,000	0	—	9.15	6/6/2016	(4)	—		—	—		—
	2/23/2007	40,000	0	—	13.16	2/23/2017	(5)	—		—	—		—
	2/23/2007	10,000	0	—	13.16	2/23/2017	(6)	—		—	—		—
	2/22/2008	30,000	0	—	32.72	2/22/2018	(7)	—		—	—		—
	2/22/2008	30,000	0	—	32.72	2/22/2018	(8)
	2/25/2009	23,175	7,725	—	28.50	2/25/2019	(9)	—		—	—		—
	2/28/2010	17,500	17,500	—	30.20	2/28/2020	(10)	—		—	—		—
	2/17/2011	10,000	30,000	—	22.04	2/17/2021	(11)	—		—	—		—
	2/14/2012	0	57,000	—	19.51	2/13/2022	(12)
	2/14/2012	—	—	—	—	—		—		—	2,640	(22)	48,946
	6/21/2012							750	(13)	13,905	—		—
Koven	2/3/2012	0	250,000	—	20.07	2/2/2022	(14)	—		—	—		—
	2/14/2012	—	—	—	—	—		—		—	5,159	(23)	95,648
	6/21/2012	—	—	—	—	—		1000	(13)	18,540	—		—
Wills	10/25/2010	37,500	37,500	—	25.90	10/25/2020	(15)	—		—	—		—
	10/25/2010	—	—	—	—	—		5,000	(16)	92,700	—		—
	2/17/2011	10,000	30,000	—	22.04	2/17/2021	(11)	—		—	—		—
	2/14/2012	0	57,000	—	19.51	2/13/2022	(12)	—		—	—		—
	2/14/2012	—	—	—	—	—		—		—	2,640	(22)	48,946
	6/21/2012	—	—	—	—	—		1,500	(13)	27,810	—		—
Tursi	3/23/2009	18,750	6,250	—	30.15	3/23/2019	(17)	—		—	—		—
	2/28/2010	6,500	6,500	—	30.20	2/28/2020	(10)	—		—	—		—
	2/17/2011	2,437	7,313	—	22.04	2/17/2011	(11)	—		—	—		—
	2/17/2011	—	—	—	—	—		975	(18)	18,076	—		—
	8/8/2011	12,500	37,500	—	14.10	8/8/2021	(19)	—		—	—		—
	2/14/2012	0	57,000	—	19.51	2/13/2022	(12)	—		—	—		—
	2/14/2012	—	—	—	—	—		—		—	2,640	(22)	48,946
Stacey (20)	—	—	—	—	—	—		—		—	—		—

*
For better understanding of this table, we have included an additional column showing the grant date of the stock options and restricted stock awards.

(1)
For purposes of this calculation, we used the closing price of a share of our common stock on December 31, 2012, the last trading day of Fiscal 2012, which closing price was $18.54.

(2)
The shares underlying this option vested 25% on December 7, 2012 with the balance vesting in three equal annual installments thereafter.

(3)
The shares underlying this option fully vested on May 18, 2009.

(4)
The shares underlying this option fully vested on June 6, 2010.

(5)
The shares underlying this option fully vested February 23, 2011.

(6)
The shares underlying this option fully vested on September 19, 2010.

(7)
The shares underlying this option fully vested on February 22, 2012.

(8)
The shares underlying this option fully vested on August 27, 2011.

(9)
The shares underlying this option fully vested on February 25, 2013.

(10)
The shares underlying this option vested 25% each on February 28, 2011, February 28, 2012, and February 28, 2013 with the balance vesting on February 28, 2014.

(11)
The shares underlying this option vested 25% each on February 17, 2012 and February 17, 2013 with the remaining balance vesting in two equal annual installments thereafter.

(12)
The shares underlying this option vested 25% on February 14, 2013 with the remaining balance vesting in three equal annual installments thereafter.

(13)
These restricted shares will vest in three equal annual installments beginning on June 21, 2013.

(14)
The shares underlying this option will vest 25% on February 3, 2013 with the remaining balance vesting in three equal annual installments thereafter.

(15)
The shares underlying this option vested 25% on October 25, 2011 and October 25, 2012 with the remaining balance vesting in two equal annual installments thereafter.

(16)
These restricted shares vest in two equal annual installments beginning on October 25, 2013.

(17)
The shares underlying this option fully vested on March 23, 2013.

(18)
These restricted shares vested 25% each on February 17, 2012 and February 17, 2013 with the remaining balance vesting in two equal annual installments thereafter.

(19)
The shares underlying this option vested 25% on August 8, 2012 with the remaining balance to vest in three equal annual installments thereafter.

(20)
Ms. Stacey's employment with the Company ended in February 2012 and as of December 31, 2012, she holds no equity awards described in this table. Consideration paid to Ms. Stacey in connection with the termination of her employment with the Company was disclosed in our 2012 Proxy Statement. In addition, Ms. Stacey's separation agreement was filed with the SEC on February 17, 2012 and is publicly available.

(21)
These restricted stock units will vest in 7,088 shares on February 8, 2014 with the remainder vesting on February 8, 2015.

(22)
These restricted stock units will vest in 1,300 shares on February 7, 2014 with the remainder vesting on February 7, 2015.

(23)
These restricted stock units will vest in 2,541 shares on February 7, 2014 with the remainder vesting on February 7, 2015.

Option Exercises and Stock Vested

        The following table provides information regarding option exercises by the named executive officers during 2012 and vesting of restricted stock held by the named executive officers during 2012.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Adams	0	—	0		—
Fickenscher	0	—	3,126	(2)	62,739
Koven	0	—	0		—
Wills	0	—	2,500	(3)	52,525
Tursi	0	—	325		6,503
Stacey	201,364	1,931,127	3,126		62,739

(1)
Amounts reflect the market value of the stock on the day the restricted stock vested.

(2)
1,053 shares of common stock, representing $21,133, were withheld to satisfy tax withholding requirements.

(3)
826 shares of common stock, representing $17,354 were withheld to satisfy tax withholding requirements.

Potential Payments Upon Termination or Change of Control

        The table below reflects the amount of compensation to each of the named executive officers pursuant to each executive's employment agreement in the event of termination of such executive's employment without cause or in the event of a change of control, described in detail in "Employment Agreements and Potential Payments Upon Termination or a Change of Control," in the Compensation Discussion and Analysis. The amount of compensation payable to each named executive officer upon termination without cause and upon termination without cause or good reason following a change of control is shown below. The amounts shown assume that such termination was effective as of December 31, 2012, and thus are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

	Termination without Cause				Change of Control
Name	Severance ($) (1)	Healthcare Benefits ($) (2)	Stock Award Acceleration ($) (3)	Total ($)	Severance ($) (4)	Healthcare Benefits ($) (5)	Stock Award Acceleration ($) (6)	Total ($)
Adams	1,950,000	30,480	576,323	2,556,803	3,250,000	37,915	868,489	4,156,404
Fickenscher	486,525	20,320	0	506,845	729,788	37,915	86,953	854,656
Koven	619,792	20,320	0	640,112	929,688	37,915	161,298	1,128,901
Wills	428,580	20,320	0	448,900	642,870	37,915	193,558	874,343
Tursi	456,798	21,253	0	478,051	685,197	35,733	257,624	978,554
Stacey (7)	—	—	—	—	—	—	—	—

(1)
Mr. Adams would be entitled to receive 18 months of base salary plus an amount equal to one and one half times the higher of the average of his bonus for the last two years or his most recent bonus in the event of termination without cause, resignation for good reason or non-renewal of his employment agreement, pursuant to his employment agreement. Each of Mr. Fickenscher, Mr. Koven, Mr. Wills, and Dr. Tursi would be entitled to receive 12 months of base salary plus a bonus payment equal to the average of his bonus for the last two years in the event of termination without cause or non-renewal of his employment agreement, pursuant to his employment agreement. Severance payments would be made in equal monthly installments over an 18-month severance period for Mr. Adams and over a 12-month severance period for Mr. Fickenscher, Mr. Koven, Mr. Wills, and Dr. Tursi.

(2)
Each of Mr. Adams, Mr. Fickenscher, Mr. Koven, Mr. Wills and Dr. Tursi would be entitled to receive health benefits during his respective severance period. For purposes of health benefits in the event of termination without cause, resignation for good reason (for Mr. Adams only) or non-renewal, the severance period for Mr. Adams would be 18 months and the severance period for each of Mr. Fickenscher, Mr. Koven, Mr. Wills and Dr. Tursi would be 12 months.

(3)
Mr. Adams' employment agreement states that all outstanding stock options and stock awards held on the date of termination of employment that would have otherwise become vested and exercisable during the severance period will become vested and exercisable as if the executive had remained employed during the severance period. For this purpose, Mr. Adams' severance period is 18 months. For purposes of this calculation, we used the closing price of a share of our common stock on December 31, 2012, the last trading day of Fiscal 2012, which closing price was $18.54.

(4)
Mr. Adams would receive a lump sum severance payment in an amount equal to 2.5 times his base salary plus 2.5 times the higher of his average annual bonus paid for the two preceding fiscal years or his most recent bonus in the event of termination without cause, resignation for good reason, or non-renewal of his employment agreement, upon or during the one year period following a change of control. Each of Mr. Fickenscher, Mr. Koven, Mr. Wills, and Dr. Tursi would receive a lump sum severance payment in an amount equal to 1.5 times base salary plus 1.5 times the average annual bonus paid for the two preceding fiscal years in the event of termination without cause, resignation for good reason, or non-renewal of his employment agreement, upon or during the one year period following a change of control.

(5)
Each of Mr. Adams, Mr. Fickenscher, Mr. Koven, Mr. Wills and Dr. Tursi would be entitled to receive health benefits during his respective severance period. For purposes of health benefits in the event of termination after a change of control, the severance period for Mr. Adams would be 30 months and the severance period for each of Mr. Fickenscher, Mr. Koven, Mr. Wills and Dr. Tursi would be 18 months. The amounts in this column reflect payments by the Company of COBRA premiums for 18 months. In addition, for Mr. Adams, the Company will reimburse him for the costs of his privately obtained health insurance for the remaining 12 months of his 30-month severance period.

(6)
For purposes of this calculation, we used the closing price of a share of our common stock on December 31, 2012, the last trading day of Fiscal 2012, which closing price was $18.54. The employment agreements for each of the named executive officers provide that if employment is terminated without cause, or if the officer resigns for good reason, or the employment agreement is not renewed, upon or during the one year period following a change of control, all outstanding stock options (including restricted stock units for Mr. Adams only) shall become fully exercisable on the date of termination and all stock awards held at the time of termination shall become fully vested; provided, that any stock award that is subject to performance restrictions shall vest based on achievement of the performance goals as of the date of termination.

(7)
Ms. Stacey's employment with the Company ended in February 2012. Consideration paid to Ms. Stacey in connection with the termination of her employment with the Company was disclosed in our 2012 Proxy Statement. In addition, Ms. Stacey's separation agreement was filed with the SEC on February 17, 2012 and is publicly available.

 Compensation Committee Interlocks and Insider Participation

        During Fiscal 2012, the members of our Compensation Committee were Dr. Fetzer (Chairman), Mr. Classon and Dr. Friedman. None of our executive officers served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) a director of another entity, one of whose executive officers served on our Compensation Committee or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors. No member of our Compensation Committee has ever been our employee. The issuance of options to members of our Compensation Committee is discussed herein under the heading "Director Compensation."

INFORMATION ABOUT STOCK OWNERSHIP,
AND EQUITY COMPENSATION PLAN

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information known to us concerning the beneficial ownership of our common stock as of March 11, 2013 for:

  •
  each person known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors (which includes all nominees);

  •
  each named executive officer and executive officer; and

  •
  all of our directors and current executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 11, 2013 are considered outstanding. These shares, however, are not considered outstanding as of March 11, 2013 when computing the percentage ownership of each other person.

        Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 49,304,854 shares of our common stock outstanding on March 11, 2013.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
(i) Certain Beneficial Owners:
Baker Bros. Advisors, LLC (3) Felix J. Baker and Julian C. Baker 667 Madison Avenue New York, New York 10065	4,371,129	8.1%
BlackRock, Inc. (4) 40 East 52nd Street New York, New York 10022	4,117,002	7.7%
Deerfield Mgmt, L.P. (5) James E. Flynn 780 Third Avenue, 37th Floor New York, New York 10017	4,108,639	7.7%
Wellington Management Company, LLP (6) 280 Congress Street Boston, MA 02210	3,454,768	6.5%
Millennium Management LLC (7) Israel A. Englander 199 S. Los Robles Avenue, Suite 200 Pasadena, CA 91101	3,065,522	5.9%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Putnam Investments, LLC d/b/a Putnam Investments (8) One Post Office Square Boston, MA 02109	3,030,240	5.8%
The Vanguard Group (9) P.O. Box 2600, V26 Valley Forge, PA 19482-2600	3,006,092	5.7%
Invus Public Equities, L.P. (10) 750 Lexington Avenue, 30th Floor New York, New York 10022	2,637,200	5.1%
(ii) Directors (which includes all nominees), named executive officers and all other executive officers:
Adrian Adams (11)	201,670	*
Jennifer L. Armstrong (12)	42,003	*
Peter C. Brandt (13)	50,000	*
Rolf A. Classon (14)	331,174	*
Benjamin Del Tito, Jr., PhD (15).	155,709	*
Oliver S. Fetzer, Ph.D. (16)	121,097	*
James E. Fickenscher (17)	359,839	*
Paul A. Friedman, M.D (18)	40,945	*
Mark A. Glickman (19)	17,226	*
Elizabeth V. Jobes (20)	13,000	*
Andrew I. Koven (21)	65,131	*
Nancy S. Lurker (22)	27,430	*
William T. McKee (23)	70,000	*
Jennifer Evans Stacey, Esq. (24)	18,206	*
James P. Tursi, M.D. (25)	68,892	*
Alan J. Wills (26)	82,472	*
(iii) All Directors (which includes all nominees) and current executive officers as a group (15 persons) (27)	1,646,588	3.2%

*
Less than 1%

(1)
Unless otherwise provided, all addresses should be care of Auxilium Pharmaceuticals, Inc., 640 Lee Road, Chesterbrook, Pennsylvania 19087.

(2)
The amounts shown in this column do not include unvested performance-based or time-based restricted stock units granted to our executive officers.

(3)
The information for Baker Bros. Advisors, LLC; Felix J. Baker; and Julian C. Baker was obtained from Amendment No. 6 to Schedule 13G filed by Baker Bros. Advisors, LLC with the SEC on February 4, 2013 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(4)
The information for BlackRock, Inc. and its affiliates was obtained from Amendment No. 3 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 1, 2013 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(5)
The information for Deerfield Mgmt, L.P. and James E. Flynn and their affiliates was obtained from Schedule 13G filed by Deerfield Mgmt, L.P. with the SEC on February 8, 2013 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(6)
The information for Wellington Management Company, LLP and its affiliates was obtained from Amendment No. 4 to Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 14, 2013 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(7)
The information for Millennium Management LLC and Israel A. Englander was obtained from Schedule 13G filed by Millenium Management LLC with the SEC on February 1, 2013 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(8)
The information for Putnam Investments, LLC d/b/a Putnam Investments was obtained from Schedule 13G filed by Putnam Investments, LLC with the SEC on February 14, 2013 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(9)
The information for The Vanguard Group was obtained from Schedule 13G filed by The Vanguard Group with the SEC on February 14, 2013 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(10)
The information for Invus Public Equities, L.P. and its affiliates was obtained from Amendment No. 3 to Schedule 13G filed by Invus Public Equities, L.P. with the SEC on January 31, 2013 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(11)
Includes 137,500 shares underlying options that are exercisable within 60 days of March 11, 2013.

(12)
Includes 40,449 shares underlying options that are exercisable within 60 days of March 11, 2013.

(13)
Includes 5,000 unvested shares of restricted stock and 35,000 shares underlying options that are exercisable within 60 days of March 11, 2013.

(14)
Includes 5,000 unvested shares of restricted stock and 315,000 shares underlying options that are exercisable within 60 days of March 11, 2013.

(15)
This amount includes 2,757 shares of common stock held by Dr. Del Tito's spouse. In addition, this amount includes 115,725 shares and 31,710 shares underlying options that are exercisable by Dr. Del Tito and Dr. Del Tito's spouse, respectively, within 60 days of March 11, 2013. The inclusion of the shares of common stock and shares underlying options held by Dr. Del Tito's spouse shall not be construed as an admission that Dr. Del Tito is, for the purpose of Section 13(d) of the Exchange Act, the beneficial owner of such shares.

(16)
Includes 5,000 unvested shares of restricted stock and 110,000 shares underlying options that are exercisable within 60 days of March 11, 2013.

(17)
Includes 750 unvested shares of restricted stock and 332,467 shares underlying options that are exercisable within 60 days of March 11, 2013.

(18)
Includes 5,000 unvested shares of restricted stock and 35,000 shares underlying options that are exercisable within 60 days of March 11, 2013.

(19)
Includes 2,000 unvested shares of restricted stock and 13,750 shares underlying options that are exercisable within 60 days of March 11, 2013.

(20)
Includes 3,000 unvested shares of restricted stock and 10,000 shares underlying options that are exercisable within 60 days of March 11, 2013.

(21)
Includes 1,000 unvested shares of restricted stock and 62,500 shares underlying options that are exercisable within 60 days of March 11, 2013.

(22)
Includes 5,000 unvested shares of restricted stock and 20,000 shares underlying options that are exercisable within 60 days of March 11, 2013.

(23)
Includes 5,000 unvested shares of restricted stock and 65,000 shares underlying options that are exercisable within 60 days of March 11, 2013.

(24)
Represents the amount of shares beneficially owned by Ms. Stacey as disclosed in her 2013 Directors' and Officers' Questionnaire submitted to the Company.

(25)
Includes 66,374 shares underlying options that are exercisable within 60 days of March 11, 2013.

(26)
Includes 6,500 unvested shares of restricted stock and 71,750 shares underlying options that are exercisable within 60 days of March 11, 2013.

(27)
Includes 43,250 unvested shares of restricted stock and 1,462,225 shares underlying options that are exercisable within 60 days of March 11, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires a company's directors, executive officers and stockholders who beneficially own more than 10% of any class of equity securities of the company registered pursuant to Section 12 of the Exchange Act (collectively, the "Reporting Persons"), to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to the company's equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to our Reporting Persons, except that one of our officers, Alan Wills, filed one transaction on a late Form 4 on October 31, 2012 due to delays resulting from Company closures related to Hurricane Sandy.

Equity Compensation Plan Information

        We have two equity compensation plans: (i) our 2004 Equity Compensation Plan and (ii) our 2006 Employee Stock Purchase Plan. Both plans have been approved by our stockholders. The following table provides information about the securities authorized for issuance under these equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Security Holders (1)	6,626,176	$22.50	4,752,658
Equity Compensation Plans Not Approved by Security Holders	0	0	—

Total	6,626,176	$22.50	4,752,658

(1)
Information for our 2006 Employee Stock Purchase Plan is included in the "Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans" column only.

(2)
Includes 4,474,750 shares of our common stock issuable under our 2004 Equity Compensation Plan and 277,908 shares issuable under our 2006 Employee Stock Purchase Plan.

ADDITIONAL INFORMATION

        We will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, which Form 10-K, together with the additional cover materials attached thereto, constitutes our 2012 Annual Report to Stockholders, including financial statements and schedules thereto, but not including exhibits, to each of our stockholders of record on March 11, 2013 and to each beneficial stockholder on that date upon written request made to our Secretary at the address set forth under the heading "Deadline for Submission of Stockholder Proposals for the 2014 Annual Meeting of Stockholders" on page 13. A reasonable fee will be charged for copies of requested exhibits. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, is on file with the SEC and may be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or by means of our home page on the Internet at http://www.auxilium.com under the heading "For Investors—SEC Filings."

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors,
Andrew I. Koven Secretary

Chesterbrook, Pennsylvania
March 21, 2013

Appendix A

CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS OF AUXILIUM PHARMACEUTICALS, INC.

As amended on February 8, 2013

Purpose

The Compensation Committee (the "Committee") of the Board of Directors ("Board") of Auxilium Pharmaceuticals, Inc. (the "Company") is appointed by, and generally acts on behalf of the Board. The Committee's purposes shall be:

1.
To establish and periodically review the company's compensation philosophy and the adequacy of compensation plans and programs for executive officers, other Company employees and directors;

2.
To establish compensation arrangements and incentive goals for executive officers;

3.
To administer the Company's incentive compensation equity plans;

4.
To develop succession planning for the Company's Chief Executive Officer and oversee the development of succession planning for such other key positions, as the Board may direct, and, in all cases, recommend such succession planning to the Board; and

5.
To prepare the report on executive compensation for inclusion in the Company's annual proxy statement in accordance with applicable rules and regulations.

This charter governs the operations of the Committee membership

1.
The Committee shall be composed of at least two directors. All members of the Committee must be independent. A director shall qualify as independent if the Board has affirmatively determined that such director is independent, consistent with the basic independence criteria set forth in the Company's Corporate Governance Guidelines. In addition, for purposes of meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor Code section, the Committee, or a subcommittee (each of which shall consist of at least two directors) approving the performance goals to which certain components of the executive compensation are tied in making such performance-based awards, shall consist solely of "outside" directors, as defined in Treasury Regulation 1.162-27(e)(3) promulgated under the Code. Moreover, for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee, or a subcommittee (each of which shall consist of at least two directors) approving grants and awards of Company securities (each of which shall be deemed to include, for purposes of this sentence, "phantom" securities), shall consist solely of "non-employee directors," as defined in Rule 16b-3(b)(3)(i) under the Exchange Act.

2.
The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and appointed by the Board. Unless a Chair is designated by the Board, the Nominating and Corporate Governance Committee may designate a Chair by majority vote of the full Committee. The members of the Committee shall serve for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement or removal by the Board. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

Meetings and Procedures

1.
The Committee shall meet as often as it deems necessary, but in no event less than annually. A majority of the members of the Committee shall constitute a quorum.

2.
The Chair of the Committee or any member of the Committee or the Board may call a meeting of the Committee.

3.
The Committee may delegate authority to one or more members of the Committee where appropriate under applicable law, regulations or listing standards.

4.
The Committee may request that any directors, officers or employees of the Company or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests; provided that the CEO may not be present during voting or deliberations on his or her compensation.

5.
The Committee shall report its findings to the Board and shall keep written minutes of its meetings.

6.
The Committee shall fix its own rules of procedure which shall be consistent with the By-laws of the Company and this Charter.

Duties and Responsibilities

To fulfill its responsibilities and duties, the Committee shall:

1.
Review and approve corporate goals and objectives relevant to compensation of the CEO, evaluate the CEO's performance in light of those goals and objectives and establish and approve the appropriate level of base compensation and all bonus and other incentive compensation for the CEO based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee should consider the Company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company's CEO in past years;

2.
Evaluate the performance of the Company's executive officers and establish and approve the appropriate level of base compensation and all bonus and other incentive compensation for such officers;

3.
Review and approve, for the CEO and the other executive officers of the Company, (1) employment agreements and change of control agreements, when and if appropriate, and (2) special or supplemental benefits;

4.
Develop, update and recommend to the Board a management succession plan for the Company's Chief Executive Officer; and, as the Board may direct, oversee the development of succession plans with the Chief Executive Officer for other key positions and recommend such succession plans to the Board;

5.
Seek accounting, legal, consulting or other expert advice from a source independent of management ("Consultants"), at the expense of the Company, with notice to the Board and the CEO. In furtherance of the foregoing, the Committee shall have the authority and responsibility to appoint, compensate, terminate and oversee the work of any Consultants to be used to assist in the evaluation of director, CEO or executive officer compensation or the fulfillment of any of the Committee's other responsibilities and duties and shall have the sole authority to approve the Consultant's fees and other retention terms for which the Company shall provide to the Committee adequate funding to pay such fees. Prior to engaging any such Consultant, the

  Committee shall, except where not required under applicable rules and regulations, evaluate whether the Consultant is independent by considering the following factors:

  a.
  Whether other services are provided to the Company by the Consultant or the entity that employs such Consultant (the "Consulting Firm");

  b.
  The amount of fees received from the Company by the Consulting Firm, as a percentage of such Consulting Firm's total revenue;

  c.
  Whether there are any policies of the Consulting Firm designed to prevent conflicts of interest;

  d.
  Whether the Consultant has any business or personal relationship with a member of the Committee;

  e.
  Whether the Consultant owns any stock of the Company; and

  f.
  Whether the Consultant or Consultant Firm has any business or personal relationship with a Company executive officer.

6.
Review the terms and conditions of the compensation plans, determine the eligibility requirements applicable to participants in each such plan as may be required by the terms of a plan; approve and recommend to the full Board for its approval the initial adoption of any equity-based plan and any material modifications to such plan (such as an increase in the number of shares available under such plan);

7.
Approve incentive compensation plans, including any equity-based compensation plans, to allow the Company to attract and retain personnel and align the pay of such personnel with the long-term interests of shareholders. Submit each equity-based compensation plan and each material modification thereof to the Board for its approval and take actions that may be necessary or advisable to implement and administer the Company's incentive compensation plans, all in accordance with the terms of such plan.

8.
Oversee and periodically review the operation of the Company's health and welfare plans or arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended, including a 401(k) Savings Plan.

9.
Evaluate and recommend to the full Board the appropriate level of director compensation and take primary responsibility for ensuring that any payments to directors other than in their capacity as directors are fully and properly disclosed;

10.
Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

11.
Make this Charter and any amendments thereto, public;

12.
Produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission;

13.
Oversee the Company's compliance with rules prohibiting loans to officers and directors of the Company; and

14.
Exercise such additional powers as may be reasonably necessary or desirable, in the Committee's discretion, to fulfill its responsibilities and duties under this Charter.

PROXY

AUXILIUM PHARMACEUTICALS, INC.

This Proxy is solicited on behalf of the Board of Directors

for the

2013 Annual Meeting of Stockholders

The undersigned, revoking all prior proxies, hereby appoints Adrian Adams and Andrew I. Koven, and each of them, each with the power to appoint his or her substitute, the true and lawful proxy holders of the undersigned, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Auxilium Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on March 11, 2013, at the Annual Meeting of Stockholders of the Company to be held on May 1, 2013 (the “Meeting”) at 8:30 a.m., local time, at its offices at 640 Lee Road, Chesterbrook, Pennsylvania 19087, and any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO THE PROXIES TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IMPORTANT — CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒                   Please mark your votes as indicated in this example

This Proxy when properly executed will be voted as directed. If no direction is given with respect to a particular proposal, this Proxy will be voted for such proposal. This Proxy also delegates discretionary authority to the proxies to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

PROPOSAL 1. To elect as directors, to hold office until the Company’s 2014 Annual Meeting of Stockholders or until their respective successors are elected and qualified, the seven nominees listed below:

Nominees:

(01) Rolf A. Classon

(02) Adrian Adams

(03) Peter C. Brandt

(04) Oliver S. Fetzer, Ph.D.

(05) Paul A. Friedman, M.D.

(06) Nancy S. Lurker

(07) William T. McKee

The Board of Directors recommends a vote “FOR ALL NOMINEES”

☐                    FOR ALL NOMINEES

☐                    WITHHOLD FOR ALL NOMINEES

☐

For all Nominees, except as written above

PROPOSAL 2. To ratify the selection by the Audit and Compliance Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The Board of Directors recommends a vote “FOR” Proposal 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3. To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in this Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders. The Board of Directors recommends a vote “FOR” Proposal 3.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE : Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others acting in a representative capacity should indicate the capacity in which they sign and give their full title as such. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Date	Share Owner Sign Here	Joint Owner Sign Here

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐